As filed with the U.S. Securities and Exchange Commission on July 14, 2026

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAVEND HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	4731	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Office 1401, Level 14, 197 St Georges Tce,
Perth, WA 6000,
Australia

 +1 (888) 201-1623
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+212 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq.

Michael DeDonato, Esq.

Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: +1 (212) 660-3027

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholder named herein may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 14, 2026

Up to 5,952,380 Ordinary Shares

GLOBAVEND HOLDINGS LIMITED

Globavend Holdings Limited (the “Company,” “Globavend,” the “registrant,” “we,” “our” or “us”), a Cayman Islands exempted company, is filing this prospectus for the offer and sale from time to time by the selling shareholder named in this prospectus (the “Selling Shareholder”) of up to 5,952,380 of our ordinary shares (the “SEPA Shares”), par value $0.20 per share (the “Ordinary Shares”), issuable pursuant to a Standby Equity Purchase Agreement (the “SEPA”) dated June 16, 2026, by and between the Company and the Selling Shareholder.

Under the SEPA, the Selling Shareholder has agreed to purchase up to $20 million of the Ordinary Shares over the course of 36 months after the date of the SEPA upon notice from the Company from time to time (each such occurrence, an “Advance”), subject to the restrictions and satisfaction of the conditions in the SEPA.

We are registering the resale of the SEPA Shares issuable pursuant to the SEPA. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the SEPA Shares by the Selling Shareholder pursuant to this prospectus.  However, we will bear all costs, expenses and fees in connection with the registration of the SEPA Shares, including with regard to compliance with state securities or “blue sky” laws, other than underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of the SEPA Shares pursuant to this prospectus. The timing and amount of any sale are within the sole discretion of the Selling Shareholder. The Selling Shareholder is an underwriter under the Securities Act of 1933, as amended (“Securities Act”) and will pay or assume any discounts, commissions or concessions received by it.  Although the Selling Shareholder is obligated to purchase the Ordinary Shares to be issued by us under the terms of the SEPA to the extent we choose to sell such SEPA Shares to it (subject to certain conditions), there can be no assurances that the Selling Shareholder will sell any or all of the SEPA Shares purchased under the SEPA pursuant to this prospectus.

Additional details regarding the securities to which this prospectus relates and the Selling Shareholder is set forth in in the section entitled “Standby Equity Purchase Agreement” on page 64 of this prospectus.

Our registration of the SEPA Shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the SEPA Shares. The Selling Shareholder may offer, sell or distribute all or a portion of their SEPA Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Shareholder may sell the SEPA Shares in the section entitled “Plan of Distribution” on page 66 of this prospectus.

Sales of a substantial number of Ordinary Shares in the public market, including the sale by the Selling Shareholder of the Ordinary Shares registered for resale pursuant to this prospectus or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of Ordinary Shares intend to sell shares, could reduce the market price of the Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. We expect that, because there is a large number of Ordinary Shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Shareholder will continue to offer the SEPA Shares pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement of which this prospectus forms a part may continue for an extended period of time.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GVH”. The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on July 13, 2026 was $4.62.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” on page 9 of this prospectus.

Our share capital structure currently consists of shares of par value US$0.20 each (“Shares”), of which 100 shares have been designated as management shares (the “Management Shares”), and the remaining undesignated shares are referred to as the Ordinary Shares. Unless otherwise provided in the third amended and restated memorandum of association of our Company (as amended from time to time), adopted on September 12, 2025 (the “Memorandum”) and the third amended and restated articles of association of our Company (as amended from time to time), adopted on September 12, 2025 (the “Articles” or “Articles of Association”), and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes. The Management Shares do not carry any dividend or distribution rights nor are they convertible into Ordinary Shares at any time. As of the date of this prospectus, there are 2,415,472 Ordinary Shares and 100 Management Shares issued and outstanding. Kai Man Fung (“Mr. Fung”), our chairman, and Tsz Ngo Yu, our director and Chief Financial Officer (“Mr. Yu”, and, together with Mr. Fung, the “Controlling Shareholders”) control Central Master Enterprises Limited, which beneficially owns 57,224 Ordinary Shares and 100 Management Shares, representing approximately 2.4% of our total issued and outstanding Ordinary Shares and Management Shares and approximately 97.7% of our total voting power. As a result, the Controlling Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by our shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest. For more information about risks relating to the dual-class structure, See “Risk Factors - Risks Related to our Capital Structure - We have a dual-class share capital structure and our Controlling Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.” on page 14 of this prospectus.

We are “controlled company” as defined under the rules and regulations of Nasdaq because, as of the date of this prospectus, the Controlling Shareholders collectively own, through Central Master Enterprises Limited, approximately 2.4% of our total issued and outstanding Shares, representing approximately 97.7% of the total voting power. See “Prospectus Summary—Implications of Being a Controlled Company” on page 9 of this prospectus. For more information about risks relating to “controlled company,” see “Item 3. Key Information—D. Risk Factors—Risks Relating to our Ordinary Shares—As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements, which could have an adverse effect on our public shareholders” in our Annual Report on Form 20-F, as filed with the SEC on February 13, 2026 (the “Annual Report”), which is incorporated herein by reference. See also “Risk Factors - Risks Related to our Capital Structure - We have a dual-class share capital structure and our Controlling Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.” on page 14 of this prospectus.

Investors are cautioned that they are buying shares of a Cayman Islands holding company with operations in Hong Kong, Singapore, Malaysia and China by its operating subsidiaries.

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong, Singapore, Malaysia and China through our Operating Subsidiaries (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to Globavend Holdings, the Cayman Islands entity that will issue the Ordinary Shares to the Selling Shareholder pursuant to the SEPA and that are being registered for resale hereby by the Selling Shareholder. References to “Globavend HK” are to Globavend (HK) Limited, our principal operating subsidiary, as of the date of this prospectus. References to “PRC Subsidiary” are to Zhiyi International Logistics (Shenzhen) Limited, our operating subsidiary in mainland China who has limited operations as of the date of this prospectus. References to “Loomi HK” are to Loomi Hong Kong Company Limited, our operating subsidiary in Hong Kong providing digital entertainment services. References to HK Subsidiaries are to Globavend Holding, Globavend Warehouse Limited and Loomi HK, our subsidiaries in Hong Kong. Investors may never directly hold any equity interests in our Operating Subsidiaries, including Globavend HK.

Our operations are substantially located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. Moreover, due to our operations in the mainland China through our PRC Subsidiary, albeit minimal, we may still be subject to unique risks due to uncertainty with respect to the implementation and interpretation of laws within the PRC, and particularly within mainland China. Additionally, all of the legal and operational risks associated with operating in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to Globavend Holdings, our HK Subsidiaries or our PRC Subsidiary, given the our operations are substantially in Hong Kong and the possibilities that the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operation of our HK Subsidiaries, their ability to accept foreign investments and the listing of our Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our Company or any of our subsidiaries to obtain regulatory approval from PRC authorities before offering our securities. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete future offerings or cause the value of our Ordinary Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 7.

We are headquartered in Hong Kong and not mainland China. We do not use VIEs in our corporate structure. We, through our indirect wholly-owned subsidiary, Globavend HK, engage in the provision of end-to-end supply chain solutions in Hong Kong, Australia and New Zealand as an e-commerce logistics provider, and through our indirect non-wholly-owned subsidiary, Loomi HK, engage in our digital entertainment business.

As of the date of this prospectus, our operations are substantially in Hong Kong, and our offerings registered with the SEC are not subject to the review or prior approval of the Cyberspace Administration of China (the “CAC”) or the China Securities Regulatory Commission (the “CSRC”), because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) each of our HK Subsidiaries was established and operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC, and (iii) our PRC Subsidiary has minimal operations in China. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our securities to investors and could cause the value of such securities to significantly decline or be worthless and even the delisting of our Ordinary Shares. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Article 15 of the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, promulgated by the China Securities Regulatory Commission (the “CSRC Filing Rules”) on February 17, 2023 and became effective on March 31, 2023, provides that if the issuer meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a mainland China company and such issuer shall fulfill the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offerings and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

As of the date of this prospectus neither of our HK Subsidiaries has any operations in China and our PRC Subsidiary has minimal operations in China only. Thus, we are not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While our HK Subsidiaries have no current operations in China and our PRC Subsidiary has minimal operations in China only, should we have any future operations in China and should (i) we fail to receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings pursuant to this registration statement into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offerings before settlement and delivery of our securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals before offering our securities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The amended Cybersecurity Review Measures, published by the CAC (the “Revised Review Measures”) and 12 other relevant PRC government authorities on December 28, 2021 and came into effect on February 15, 2022, provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security.

According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. It remains unclear whether a Hong Kong company which collects personal information from PRC individuals shall be subject to the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our business, our operations or an offering under this prospectus as we do not believe that any of our HK Subsidiaries nor our PRC Subsidiary would be deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users that would be required to file for cybersecurity review before listing in the United States, because (i) each of our HK Subsidiaries is organized and operating in Hong Kong and the Revised Review Measures remains unclear whether it shall be applied to Hong Kong companies; (ii) each of our HK Subsidiaries operates without any subsidiary or VIE structure in China; (iii) as of date of this prospectus, neither of our HK Subsidiaries has collected nor stored personal information of any PRC individual clients, which also make up far less than one million users; (iv) as of the date of this prospectus, neither of our HK Subsidiaries has been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review and (v) our PRC Subsidiary is dormant and has no operations in China. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Revised Review Measures are adopted into law in the future and if any of our HK Subsidiaries or our PRC Subsidiary is deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the operation of our subsidiaries and the listing of our Ordinary Shares in the U.S. could be subject to CAC’s cybersecurity review.

We have been advised by our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, the Company and its HK Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our securities to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, each of our HK Subsidiaries has received all requisite permissions or approvals from the Hong Kong authorities to operate its respective businesses in Hong Kong, including but not limited to its respective business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Based on management of the Company’s (“Management”) internal assessment that the Company and its subsidiaries currently have no material operations in the PRC, Management believes that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the United States and issuing our securities to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC; and (iii) our PRC Subsidiary has minimal operations in China only. We also understand that neither of our HK Subsidiaries nor our PRC Subsidiary is required to obtain any permissions or approvals from any Chinese authorities to operate its respective businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities.

In addition, our securities may be prohibited from trading on a national exchange or over-the-counter market under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for two consecutive years. Pursuant to the HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) mainland China and (ii) Hong Kong; and such report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and China’s Ministry of Finance in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. Our auditor, ZH CPA, LLC, the independent registered public accounting firm that issued the audit report incorporated by reference in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess ZH CPA, LLC’s compliance with applicable professional standards. ZH CPA, LLC is headquartered in Denver, Colorado, and can be inspected by the PCAOB. ZH CPA, LLC was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Notwithstanding the foregoing, in the event that, in the future, the PCAOB determines that it is not able to fully conduct inspections of our auditor for three consecutive years, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, trading of our securities on a national securities exchange or in the over-the counter market may be prohibited under the HFCA Act and our access to the U.S. capital markets may be limited or restricted. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — Although the audit report included in this annual report is prepared by U.S. auditors who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB, and, as such, in the future, investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduced the time before our Ordinary Shares may be prohibited from trading or delisted” in our Annual Report, which is incorporated by reference herein.

No regulatory approval is required for Globavend Holdings to transfer cash to its subsidiaries: subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in the British Virgin Islands (“BVI”) and Hong Kong through loans or capital contributions. Globavend Holdings’ subsidiary formed under the laws of the BVI is permitted under the laws of the BVI to provide funding to our HK Subsidiaries subject to certain restrictions laid down in the BVI Business Companies Act (as amended) and memorandum and articles of association of the relevant Globavend Holdings’ subsidiary incorporated under the laws of the BVI. As a holding company, Globavend Holdings may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of Globavend Holdings’ subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Globavend Holdings. Additionally, as of the date of this prospectus, there are no further BVI or Hong Kong statutory restrictions on the amount of funds which may be distributed by us by dividend. However, in the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or on our subsidiary’s ability by the PRC government to transfer cash. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our securities or cause them to be worthless. For a more detailed discussion of how the cash is transferred within our organization, see “Transfers of Cash to and from Our Subsidiaries” on page 4 and “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless” in our Annual Report, which is incorporated by reference herein.

During the years ended September 30, 2023, 2024 and 2025 and for the six months ended March 31, 2026, Globavend Holdings and Globavend Associates Limited, our intermediate holding company, have not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to Wai Yiu Yau, our then controlling shareholder.

We do not have any current intentions to distribute further earnings. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries by way of dividend payments. See “Dividend Policy” for further details.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Ordinary Shares in “Risk Factors” beginning on page 12 of this prospectus, as well as “Item 3. Key Information — D. Risk Factors” in our Annual Report and in other documents incorporated by reference into this prospectus.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the distribution of this prospectus.

Globavend Holdings is incorporated under the laws of the Cayman Islands as an exempted company with limited liability and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“Articles” or “Articles of Association” are to the third amended and restated articles of association of our Company (as amended from time to time), adopted on September 12, 2025 with immediate effect, as amended, supplemented and/or otherwise modified from time to time;

●	“AUD” or “A$” are to Australian dollar(s), the lawful currency of Australia;

●	“Board” is to the board of directors of the Company from time to time;

●	“BVI” is to the British Virgin Islands;

●	“Companies Act” is to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “Globavend Holdings” are to Globavend Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability on May 22, 2023;

●	“Controlling Shareholders” are to Mr. Kai Man Fung, our Chairman, and Mr. Tsz Ngo Yu, our director and Chief Financial Officer who beneficially owns 57,224 Ordinary Shares and 100 Management Shares as of the date of this prospectus, representing approximately 2.4% of the total issued and outstanding shares and approximately 97.7% of the voting power of the Company as of the date of this prospectus. See “Management” and “Principal Shareholders” for more information;

●	“dual-class structure” or “dual-class share capital structure” is to our existing share capital structure of $100,000,000 divided into 500,000,000 shares of a nominal or par value of $0.20 each, of which 100 shares have been designated as Management Shares and the remaining undesignated shares are the Ordinary Shares;

●	“Exchange Act” is to the US Securities Exchange Act of 1934, as amended;

●	“Globavend BVI” is to Globavend Associates Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of Globavend Holdings;

●	“Globavend HK” is to Globavend (HK) Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings and our principal operating subsidiary in Hong Kong;

●	“Globavend Warehouse” is to Globavend Warehouse Limited, a company incorporated under the laws of Hong Kong with limited liability, an indirect wholly owned subsidiary of Globavend Holdings incorporated for investment holding purposes;

●	“HK Subsidiaries” are to Globavend HK, Globavend Warehouse and Loomi HK;

●	“HKD” or “HK$” are to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” is to Hong Kong special administrative region of the People’s Republic of China;

●	“Loomi Entertainment” is to Loomi Entertainment Group Limited, a business company incorporated in the British Virgin Islands and the immediate holding company of Loomi MY, Loomi SG and Loomi HK;

●	“Loomi Group” is to Loomi Entertainment, Loomi MY, Loomi SG and Loomi HK;

●	“Loomi HK” is to Loomi Hong Kong Company Limited, a business company incorporated in Hong Kong with limited liability, an indirect non-wholly-owned subsidiary of Globavend Holdings and our operating subsidiary in Hong Kong in the digital entertainment business;

●	“Loomi MY” is to Loomi Asia Sdn. Bhd., a company incorporated under the laws of Malaysia with limited liability, an indirect non-wholly-owned subsidiary of Globavend Holdings and our operating subsidiary in Malaysia in the digital entertainment business;

●	“Loomi SG” is to Loomi Global Ptd Ltd, a company incorporated under the laws of Singapore with limited liability, an indirect non-wholly-owned subsidiary of Globavend Holdings and our operating subsidiary in Singapore in the digital entertainment business;

ii

●	“Management Shares” are to our management shares, par value $0.20 per share, having such rights and subject to such restrictions as set out in the Memorandum and Articles of Association;

●	“Memorandum” or “Memorandum of Association” are to the third amended and restated memorandum of association of our Company (as amended from time to time) adopted on September 12, 2025 with immediate effect, and as amended, supplemented and/or otherwise modified from time to time;

●	“Mr. Yau” is to Mr. Wai Yiu Yau, our director and chief executive officer;

●	“Nasdaq” is to The Nasdaq Stock Market LLC;

●	“Operating Subsidiaries” are to, collectively, Globavend HK, Loomi MY, Loomi SG, Loomi HK and the PRC Subsidiary;

●	“Ordinary Shares” are to our undesignated shares, par value $0.20 per share;

●	“PCAOB” is to Public Company Accounting Oversight Board;

●	“PRC” or “China” are to the People’s Republic of China, and “mainland China”, unless otherwise specified herein, is to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, the Hong Kong Special Administrative Region, and the Macau Administrative Region;

●	“PRC government” or “PRC authorities”, or variations of such words or similar expressions, are to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China, for the purposes of this prospectus only;

●	“PRC laws” are to all applicable laws, statues, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“PRC Subsidiary” is to Zhiyi International Logistics (Shenzhen) Co., Ltd., a company incorporated under the laws of the PRC with limited liability, an indirect wholly owned subsidiary of Globavend Holdings and our operating subsidiary in the mainland China;

●	“RiseMind Cayman” is to RiseMind Holdings (Cayman) Limited (formerly known as Vault DAT Cayman), an exempted company incorporated in the Cayman Islands and a direct wholly owned subsidiary of Globavend Holdings;

●	“S$” is to Singaporean dollar(s), the lawful currency of Singapore;

●	“SEC” or “U.S. Securities and Exchange Commission” are to the United States Securities and Exchange Commission;

●	“SEPA” is to the Standby Equity Purchase Agreement, dated as of June 16, 2026, entered into between the Company and the Selling Shareholder;

●	“Shares” is to the Ordinary Shares and Management Shares;

●	“Securities Act” is to the US Securities Act of 1933, as amended;

●	“Selling Shareholder” is to the selling shareholder set forth in the section entitled “Selling Shareholder” on page 65 of this prospectus;

●	“U.S. dollars” or “US$” or “$” or “USD” or “dollars” are to United States dollar(s), the lawful currency of the United States; and

●	“Vault BRS LLC” is to Vault BRS LLC, a limited liability company incorporated under the laws of the Delaware of the United States, a direct wholly owned subsidiary of Globavend Holdings prior to its cancellation on April 15, 2026, which was dormant and did not have any operations.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Globavend Holdings is a holding company with operations primarily conducted in Hong Kong through Globavend HK. The reporting currency of our HK Subsidiaries is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader.

Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars were calculated at the buying rate of US$ = HK$7.8, being the pegged rate determined by the linked exchange rate system in Hong Kong. All translations from Australian dollars to U.S. dollars and from U.S. dollars to Australian dollars in this prospectus were calculated at the noon buying rate of US$1 = A$0.66 as certified for customs purposes by the Federal Reserve Bank of New York on the trading day of September 30, 2025. No representation is made that the HK$ or A$ amount represents or could have been, or could be, converted, realized or settled into US$ at that rate, or at any other rate, respectively.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our Ordinary Shares. You should read the entire prospectus carefully and the documents incorporated by reference herein, including sections titled “Risk Factors” in this prospectus, “Item 3. Key Information”, Item 5 “Operating and Financial Review and Prospects”, Item 7 Major Shareholders and Related Party Transactions and Item 8, “Financial Information” in our Annual Report incorporated by reference in this prospectus. Unless the context otherwise requires, all references to “Globavend Holdings,” “we,” “us,” “our,” the “Company,” and similar designations refer to Globavend Holdings Limited, an exempted Cayman Islands company and its subsidiaries.

Business Overview

We are a holding company incorporated in the Cayman Islands with our principal executive office in Perth, Australia. We conduct our business operations through our Operating Subsidiaries in Hong Kong, Malaysia, Singapore and China. We are an emerging e-commerce logistics provider since inception. Since May 2026, we commenced our digital entertainment business.

Founded in 2016, we commenced our e-commerce logistics business by providing end-to-end logistics solution to our customers who are primarily enterprise customers, namely, e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions. Our logistics business spans across Hong Kong, Australia, New Zealand and mainland China.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong and mainland China to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Since May 2026, upon the acquisition of the majority equity interests in Loomi Group, we commenced our digital entertainment business, in which we provide entertainment video services to audiences in Southeast Asia through our mobile application “Loomi: Short Drama”, which is a comprehensive and diversified content library offering professionally produced multilingual micro drama series, including Korean, Mandarin and English.

We also integrate artificial intelligence (AI) throughout our digital entertainment business. Through Loomi Group, we have developed a proprietary AI-powered content creation platform “Imaginary” offering end-to-end AI-powered cinematic production for defined deliverables designed to support creation by professional producers and content creators. Users can enjoy a hassle-free experience in generating character designs, storyboards, cinematic sequences, motion sequences through “Imaginary” using prompts and parameters defined by the users and ultimately produce micro dramas and animations in an efficient and professional manner.

Our revenue for the years ended September 30, 2023, 2024 and 2025 was $18,586,528, $16,540,179 and 23,563,957, respectively.

Recent Developments

Registered Direct Offering

On December 31, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors signatory thereto (the “Purchasers”), pursuant to which we agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”): (i) 590,648 Ordinary Shares, at a purchase price of $1.60 per share; and (ii) pre-funded warrants to purchase up to 298,711 Ordinary Shares (the “RD Pre-Funded Warrants”) at a purchase price of $1.60 which is equivalent to the purchase price for Shares, less the remaining exercise price of $0.0001 per share payable upon an exercise of the RD Pre-Funded Warrants. The aggregate exercise price of the RD Pre-Funded Warrants shall be the initial purchase price of the RD Pre-Funded Warrants already paid upon purchase of the RD Pre-Funded Warrants plus the remaining exercise price of $0.0001 per share payable upon an exercise of the RD Pre-Funded Warrants.

The Registered Direct Offering closed on January 2, 2026 (the “Closing Date”). We received approximately $1.4 million in gross proceeds from the Registered Direct Offering, before deducting placement agent fees and estimated offering expenses.

Change in Controlling Shareholder

On April 29, 2026, Mr. Yau completed the sale of all 100 Management Shares and 57,224 Ordinary Shares to Central Master Enterprises Limited, a British Virgin Islands business company, which is owned and controlled by the Controlling Shareholders.

Change in Management and Board Composition

Effective as of April 29, 2026, and following the exchange of the Management Shares described above:

●	Mr. Yau stepped down as the Chairman of the Board but continued to serve as the chief executive officer of the Company;

●	Mr. Fung was appointed as a director of the Company and the Chairman of the Board;

●	Mr. Yu was appointed as a director of the Company in addition to his existing role as chief financial officer of the Company; and

●	Mr. Kin Fung Tsui was appointed as an independent director of the Company, a member of the audit committee, compensation committee and the nominating and corporate governance committee.

Effective as of April 30, 2026, Mr. Fan Cheung resigned as an independent director of the Company, a member of the audit committee, compensation committee and the nominating and corporate governance committee.

Acquisition of Loomi Group

On May 15, 2026, Risemind Cayman entered into a definitive share purchase agreement with Zenith Green Limited (“Zenith Green”) to acquire 70% of the equity interests of Loomi Entertainment at the nominal consideration of $70, payable in cash upon closing (the “Loomi Transaction”). The Loomi Transaction closed on May 19, 2026.

Immediately prior to the closing of the Loomi Transaction, Loomi Group was owned as to 70% by Mr. Yu through Zenith Green and by Ms. Tse as to 30%. Upon closing of the Transaction, Loomi Entertainment became a non-wholly-owned subsidiary of the Company and the financial results, assets and liabilities of Loomi Group, which include an existing interest-free shareholders loan of approximately US$550,000 due and owing to Zenith Green, has been consolidated into the consolidated financial statements of the Company.

Following the closing of the Loomi Transaction, Ms. Tse was appointed as the chief executive officer of Loomi Group, overseeing the operations and strategy of our digital entertainment business.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus:

2026 Equity Incentive Plan

On June 26, 2026, we adopted the 2026 Equity Incentive Plan (the “2026 Plan”), under which we may grant options or share-based awards to our directors, employees and consultants in order to provide incentives and to attract and retain key personnels and employees. An aggregate of 2,500,000 Ordinary Shares are authorized for issuance under the 2026 Plan As of the date of this prospectus, we have not granted any options or share-based awards under the 2026 Plan.

We are “controlled company” as defined under the rules and regulations of Nasdaq because, as of the date of this prospectus, our Controlling Shareholders, through Central Master Enterprises Limited, collectively beneficially own approximately 2.4% of our total issued and outstanding Shares, representing approximately 97.7% of the total voting power.

Standby Equity Purchase Agreement

On June 16, 2026, we entered into a SEPA with the Selling Shareholder, pursuant to which the Selling Shareholder has agreed to purchase up to $20 million (the “Commitment Amount”) of the Ordinary Shares, over the course of 36 months after the date of the SEPA upon notice (each an “Advance Notice”) from the Company from time to time (each such occurrence, an “Advance”), subject to the restrictions and satisfaction of the conditions in the SEPA. Pursuant to the SEPA we may choose to sell to the Selling Shareholder in our sole discretion, Ordinary Shares based on various pricing set forth in the SEPA. For more information on the SEPA see the section entitled “Standby Equity Purchase Agreement” on page 64 of this prospectus.

Holding Company Structure

Globavend Holdings is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiaries. This registration statement registers for resale by the Selling Shareholder Ordinary Shares of Globavend Holdings, the holding company in the Cayman Islands, and not any shares of our Operating Subsidiaries.

As a result of our corporate structure, Globavend Holdings’ ability to pay dividends may depend upon dividends paid by our Operating Subsidiaries. If any of our Operating Subsidiaries, or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Transfers of Cash To and From Our Subsidiaries

Our Management monitors the cash position of our Operating Subsidiaries regularly and prepares budgets on a monthly basis to ensure they have the necessary funds to fulfill their obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by our board of directors.

Globavend Holdings is incorporated in the Cayman Islands and is our ultimate parent company. As a holding company with no material operations of our own, we conduct our operations through the Operating Subsidiaries. Our operations are substantially in Hong Kong through our HK Subsidiaries. The ability of Globavend Holdings to transfer cash to its subsidiaries is subject to the due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts. Globavend Holdings is permitted under the laws of the Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to our subsidiaries incorporated in other jurisdictions through loans or capital contributions. Globavend BVI, the direct subsidiary of Globavend Holdings and the immediate holding company of Globavend HK is permitted under the laws of the BVI to provide funding to our HK Subsidiaries, including Globavend HK, subject to due corporate authorization in accordance with its memorandum and articles of association, being solvent and able to pay its debts. RiseMind Cayman, the direct subsidiary of Globavend Holdings and the immediate holding company of Loomi HK is permitted under the laws of the Cayman Islands to provide funding to our HK Subsidiaries, including Loomi HK, subject to due corporate authorization in accordance with its memorandum and articles of association, being solvent and able to pay its debts.

Our Operating Subsidiaries are permitted under the laws of Hong Kong, Cayman Islands, Singapore, and British Virgin Islands, respectively, to provide funding to Lion Group Holding Ltd, the holding company incorporated in the Cayman Islands through dividend distributions. Our Group currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. We currently do not have any dividend policy, any future determination will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The ability of Globavend BVI to transfer cash by way of dividend or distribution payments to Globavend Holdings is subject to the BVI Business Companies Act (as amended) and its memorandum and articles of association, according to which, Globavend BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of RiseMind Cayman to transfer cash by way of dividend or distribution payments to Globavend Holdings is subject to the Companies Act and its memorandum and articles of association, according to which, RiseMind Cayman may make dividend or distribution payment out of its profits or share premium account provided that no distribution or dividend may be paid out of the share premium account unless immediately after the dividend or distribution payment, RiseMind Cayman is able to pay its debts as they fall due in the ordinary course of business.

The ability of our HK Subsidiaries to transfer cash to Globavend BVI or RiseMind Cayman is subject to the Companies Ordinance of Hong Kong, according to which our HK Subsidiaries may only make a distribution out of profits available for distribution.

We did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Currently, most of our operations are in Hong Kong. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law. The arrangement provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The laws and regulations of mainland China do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries, or from our HK Subsidiaries to Globavend Holdings and the investors in the U.S.

During the years ended September 30, 2023, 2024 and 2025 and for the six months ended March 31, 2026, Globavend Holdings, Globavend BVI and Globavend Warehouse have not distributed any cash dividends or made any other cash distributions. During the years ended September 30, 2024 and 2025, Globavend HK has not distributed any cash dividends or made any other cash distributions. During the year ended September 30, 2023, Globavend HK declared cash dividends in the amount of US$1,474,359 (equivalent to HK$11,500,000) to Mr. Yau, our then controlling shareholder.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Subject to due corporate authorization in accordance with the Memorandum and Articles of Association of Globavend Holdings and Globavend Holdings being solvent and able to pay its debts, Globavend Holdings is permitted under the laws of Cayman Islands and its Memorandum and Articles of Association (as amended from time to time) to provide funding to its subsidiaries through loans or capital contributions. Our HK Subsidiaries are permitted under the laws of Hong Kong to provide funding to Globavend Holdings through dividend distributions subject to certain statutory requirements of having sufficient profits.

Subject to the Companies Act and our Memorandum and Articles of Association, our board of directors may declare dividends in any currency. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, dividends may be paid out of profits available on a company level. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Globavend Holdings and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries, to Globavend Holdings and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong with respect to dividends paid by us. Further, there are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK$ into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless. Currently, all of our operations are in Hong Kong through our HK Subsidiaries. We do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in mainland China. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on any transfer of cash from Globavend Holdings to our HK Subsidiaries or from our HK Subsidiaries to Globavend Holdings and the investors in the U.S. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our operating subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

See “Dividend Policy” and “Risk Factors — Risks Related to Our Ordinary Shares — We rely on dividends and other distributions on equity paid by our subsidiary to fund any cash and financing requirements we may have. In the future, funds may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our subsidiary by the PRC government to transfer cash. Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of Ordinary Shares or cause them to be worthless,” and “Consolidated Statements of Change in Shareholders’ Equity” in audited financial statements contained in this prospectus or incorporated by reference in this prospectus for more information.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States.

As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

Name	Position	Nationality	Residence
Mr. Kai Man Fung	Chairman of the Board	Chinese	United Kingdom
Mr. Wai Yiu Yau	Director and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Director and Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Kin Fung Tsui	Independent Director	Chinese	Hong Kong

K M Lai & Li, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)	the judgment is for a definite sum, and which is final and conclusive;

(b)	the original court granting the judgment had jurisdiction in the action;

(c)	the judgment was not obtained by fraud;

(d)	the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	the enforcement of the judgment would not be contrary to public policy in Malaysia.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Recent Regulatory Developments in the PRC

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. In addition, due to long arm provisions under the current laws and regulations of mainland China, there remains regulatory uncertainty with respect to whether in the future we will be required to obtain permissions or approvals from the authorities of mainland China to operate our business or to list our securities on the U.S. exchanges and offer securities.

The amended Cybersecurity Review Measures, published by the CAC (the “Revised Review Measures”) and 12 other relevant PRC government authorities on December 28, 2021 and came into effect on February 15, 2022, provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services or data processing activities of such company affect or may affect national security.  We do not believe we are obligated to apply for a cybersecurity review pursuant to the Revised Review Measures, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

Article 15 of the Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, promulgated by the China Securities Regulatory Commission (the “CSRC Filing Rules”) on February 17, 2023 and became effective on March 31, 2023, provides that if the issuer meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by a mainland China company and such issuer shall fulfill the CSRC filing procedure prior to its listing on the foreign stock markets: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

Under the CSRC Filing Rules, Chinese domestic companies conducting overseas securities offerings and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules within three working days following their submission of initial public offerings or listing application.

Our management (“Management”) understands that as of the date of this prospectus neither of our HK Subsidiaries has any operations in China and our PRC Subsidiary has minimal operations in China only. Thus, we are not required to complete filing procedures with the CSRC pursuant to the requirements of the CSRC Filing Rules. While our HK Subsidiaries have no current operations in China and our PRC Subsidiary has minimal operations in China only, should we have any future operations in China and should (i) we fail to receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from offerings pursuant to this registration statement into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offerings before settlement and delivery of our securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals before offering our securities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on Globavend Holdings’ daily business operations, its ability to accept foreign investments, and the listing of our Ordinary Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to our HK Subsidiaries, including Globavend HK, or if the Revised Review Measures or the PRC Personal Information Protection Law becomes applicable to our HK Subsidiaries, including Globavend HK, the business operation of our HK Subsidiaries, including Globavend HK, and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our HK Subsidiaries, including Globavend HK, becomes subject to the CAC or CSRC review, we cannot assure you that our HK Subsidiaries, including Globavend HK, will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If our HK Subsidiaries, including Globavend HK, fail to receive or maintain such permissions or if the required approvals are denied, such HK Subsidiaries may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, (i) our HK Subsidiaries have received all requisite permissions and approvals for the operation of our business in Hong Kong namely the business registration certificate issued by the Hong Kong Business Registration Office, and no such permissions and approvals have been denied, (ii) our HK Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to issue our Ordinary Shares to foreign investors, and (iii) we are also not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our HK Subsidiaries are established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” and a distinct set of laws and regulations. The PRC laws and regulations do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Implications of Being a Controlled Company

We are a “controlled company” as defined under Nasdaq rules because, as of the date of this prospectus, the Controlling Shareholders, through Central Master Enterprises Limited, collectively own approximately 2.4% of our total issued and outstanding Shares, representing approximately 97.7% of the total voting power. As a result, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. See “Item 3. Key Information—D. Risk Factors— Risks Related to Our Ordinary Shares — As a “controlled company” under the rules of Nasdaq, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders” in our Annual Report, which is incorporated by reference herein

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to our IPO in November 2023. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four days of their occurrence.

●	Exemption from certain Section 16 rules regarding sales of Ordinary Shares by our principal shareholders who are not our officers or directors, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Directors and officers, however, are not exempt from the filing of Section 16(a) reports (Forms 3, 4 and 5) with the SEC to report beneficial ownership interests in companies.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

On April 16, 2025, we notified Nasdaq that we intend to follow our home country practice in lieu of the following Nasdaq Listing Rules:

●	Rule 5620, which requires the holding of an annual meeting of shareholders no later than one year after each fiscal year-end;

●	Rule 5635(a) and (d), which require shareholder approval prior to an issuance of securities in connection with the acquisition of the stock or assets of another company, and with any transactions other than public offerings; and

●	Rule 5250(b)(3), which requires disclosure of third party director and nominee compensation.

In addition, on June 29, 2026, we notified Nasdaq that we intend to follow our home country practice in lieu of the Rule 3635(c) of the Nasdaq Listing Rules, which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation arrangements for officers, directors, employees or consultants.

We submitted to Nasdaq written statements by counsel of the Cayman Islands certifying that the above noncompliant practices are not prohibited under the laws of the Cayman Islands, the Company’s home jurisdiction. In future, we may also rely on home country practices with respect to our other corporate governance. As a result of which, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Corporate Information

Our principal executive office is located at Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia. Our telephone number is +1 (888) 201-1623. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

The Offering

Ordinary Shares being offered by the Selling Shareholder:	5,952,380 SEPA Shares

Total Shares outstanding as of July 13, 2026:	2,415,572 Shares, comprising 2,415,472 Ordinary Shares and 100 Management Shares

Use of proceeds:

We will not receive any of the proceeds from the sale of the SEPA Shares registered for resale on this registration statement from the Selling Shareholder. However, we may receive up to $20 million in aggregate gross proceeds from the Selling Shareholder in connection with sales of the SEPA Shares to the Selling Shareholder pursuant to the SEPA. We intend to use any proceeds from the sale of the SEPA Shares for working capital and general corporate purposes.

For more information on the use of proceeds, see “Use of Proceeds” on page 28.

Listing:	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GVH”.

Risk factors:	Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12, “Item 3. Key Information — D. Risk Factors” in our Annual Report and in other documents incorporated by reference in this prospectus.

Transfer Agent:	VStock Transfer, LLC

(1)

The number of our Ordinary Shares and Management Shares that are and will be outstanding immediately before and after this registration statement is based on 2,415,472 Ordinary Shares and 100 Management Shares outstanding as of July 13, 2026.

RISK FACTORS

An investment in our Ordinary Shares involves significant risk. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. Before making an investment in our securities, you should carefully consider the following information about these risks, including the risk factors described in our Annual Report, and all other information contained or incorporated by reference into this prospectus before deciding to invest in our Ordinary Shares. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to the Standby Equity Purchase Agreement

The sale of a substantial amount of Ordinary Shares in the public market could adversely affect the prevailing market price of our Ordinary Shares.

We are registering for resale 5,952,380 SEPA Shares. The resale, or expected or potential resale, of a substantial number of our Ordinary Shares in the public market could adversely affect the market price for our Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we cannot predict if and when the Selling Shareholder may sell such shares in the public markets. Accordingly, the adverse market and price pressures resulting from this offering pursuant to this prospectus, or from other offerings pursuant to our other registration statements may continue for an extended period of time. In the future, we may issue additional Ordinary Shares or other equity or debt securities convertible into Ordinary Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our Ordinary Share price to decline.

It is not possible to predict the actual number of Ordinary Shares we will sell under the SEPA, or the actual gross proceeds resulting from those sales. Further, we may not have access to any or the full amount available under the SEPA.

On June 16, 2026, we entered into the SEPA with the Selling Shareholder, pursuant to which the Selling Shareholder has agreed to purchase up to $20 million of our Ordinary Shares over the course of 36 months upon an Advance Notice from us from time to time, subject to the restrictions and satisfaction of the conditions in the SEPA.

Subject to certain terms and conditions, the purchase price of the SEPA Shares to be sold to the Selling Shareholder will be, at our selection, either (1) 93% of the volume-weighted average price (the “VWAP”) of the Ordinary Shares commencing upon receipt by the Company of written confirmation of receipt of an Advance Notice by the Investor and ending on 4:00 p.m. New York Time on the same trading day (the “Option 1 Period”), or (2) 96% of the lowest daily VWAP of the Ordinary Shares during the three consecutive trading days commencing on the date of such Advance Notice.

Because the purchase price per Ordinary Share to be paid by the Selling Shareholder under the SEPA, if any, will fluctuate based on the market prices of our Ordinary Shares at the time we elect to sell the Ordinary Shares to the Selling Shareholder pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Ordinary Shares that we will sell to the Selling Shareholder under the SEPA, the purchase price per share that the Selling Shareholder will pay for Ordinary Shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by the Selling Shareholder under the SEPA.

Because the price per Ordinary Share to be paid by the Selling Shareholder for the Ordinary Shares sold under the SEPA, if any, are based on the market price of our Ordinary Shares prior to each sale, the actual purchase price to be paid by the Selling Shareholder for the Ordinary Shares that we direct it to purchase under the SEPA, if any, also may fluctuate significantly.

Any issuance and sale by us under the SEPA of Ordinary Shares could cause substantial dilution to our shareholders. The number of Ordinary Shares ultimately offered for sale by the Selling Shareholder is dependent upon the number of Ordinary Shares, if any, we ultimately elect to sell to the Selling Shareholder under the SEPA. However, even if we elect to sell the Ordinary Shares to the Selling Shareholder pursuant to the SEPA, the Seling Shareholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.

Investors who buy the Ordinary Shares from the Selling Shareholder at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, to vary the timing, price and number of shares sold to the Selling Shareholder. If and when we elect to sell the Ordinary Shares to the Selling Shareholder pursuant to the SEPA, after the Selling Shareholder has acquired such Ordinary Shares, the Selling Shareholder may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase Ordinary Shares from the Selling Shareholder in this offering at different times will likely pay different prices for those Ordinary Shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the Ordinary Shares they purchase from the Selling Shareholder as a result of future sales made by us to the Selling Shareholder pursuant to the SEPA at prices lower than the prices the Selling Shareholder paid for such Ordinary Shares. In addition, if we sell a substantial number of Ordinary Shares to the Seling Shareholder under the SEPA, or if investors expect that we will do so, the actual sale of such Ordinary Shares or the mere anticipation of such sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may use proceeds from sales of the Ordinary Shares made pursuant to the SEPA in ways with which you may not agree or in ways which may not yield a significant return.

We will have broad discretion over the use of proceeds from sales of the Ordinary Shares that are sold pursuant to the SEPA, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not enhance our operating results or the value of our Ordinary Shares.

Risks Related to Our Ordinary Shares

If the price of our Ordinary Shares falls below the minimum bid price requirements required by the Nasdaq Listing Rules, our Ordinary Shares could be delisted from Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires our Ordinary Shares to have a minimum bid price of at least $1.00 per share (the “Minimum Bid Price Requirement”). If we receive a letter from Nasdaq indicating that we are not compliant with the Minimum Bid Price Requirement for 30 consecutive business days, our Ordinary Shares may be delisted from Nasdaq if we are not then eligible for a grace period of 180 calendar days from such notification to achieve compliance. If we cannot maintain compliance with the Minimum Bid Price Requirement, our Ordinary Shares could be delisted from Nasdaq. Furthermore, we conducted a public offering in June 2025 that was highly dilutive. If Nasdaq determines that any offerings that we have conducted has raised public interest concerns due to its dilutive effect, we may not be entitled to a grace period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, and our Ordinary Shares could be delisted from Nasdaq. Furthermore, if our Ordinary Shares has a closing bid price of $0.10 or less for ten consecutive business days, we will not be eligible for the grace period of 180 calendar days.

In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”) provides that if a company’s security has a closing bid price of $0.10 or less for ten consecutive business days during any bid price compliance period, Nasdaq must issue a delisting determination with respect to that security. A sale of substantial number of Ordinary Shares could depress the trading price of our Ordinary Shares and result in non-compliance of the Low Priced Stock Rule. If we receive a letter from Nasdaq indicating that we are not compliant with the Low Priced Stock Rule, we may timely request a hearing before a Hearings Panel to appeal the delisting determination, which would stay the delisting and suspension of our Ordinary Shares pending the decision of the Hearings Panel. No assurances may be made as to whether our effectuation of a reverse stock would cure any future deficiencies regarding the price of our Ordinary Shares for purposes of the Low Priced Stock Rule.

Our Ordinary Shares are currently listed on Nasdaq. Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

If we fail to comply with the continued listing requirements to remain listed on Nasdaq, such as the Minimum Bid Price Requirement, Nasdaq may delist our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	A limited availability of market quotations for our Ordinary Shares;

●	Reduced liquidity for our Ordinary Shares;

●	A determination that our Ordinary Shares are “penny stock,” which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us; and

●	A decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Furthermore, on January 13, 2026, Nasdaq filed a proposed rule change with the SEC (File No. SR-NASDAQ-2026-004) pursuant to Rule 19b-4 under the Exchange Act. If approved, a company will be subject to suspension and delisting if it has failed to maintain a market value of listed securities of at least $5 million for a period of 30 consecutive business days. The proposed rule change is currently under review by the SEC and the SEC has initiated proceedings to determine whether to approve or disapprove the proposed rule change. The SEC has not made a decision yet.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Co-operation (Economic Substance) Act (2021 Revision) of the Cayman Islands (the “ES Act”) and the regulations and guidance made thereunder (including the Economic Substance Rules issued by the Tax Information Authority, as amended from time to time), a “relevant entity” that carries on a “relevant activity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is the Company; however, it does not include an entity that is tax resident in a jurisdiction outside the Cayman Islands. While the Company is not a tax resident in a jurisdiction outside the Cayman Islands, the Company is a pure equity holding company that only holds equity participations in other entities and to earn dividends and capital gains. A pure equity holding company is subject to reduced economic substance requirements under the ES Act and is only required to (i) comply with all applicable filing requirements under the Companies Act; and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. The ES Act may continue to evolve and its application is subject to further clarification by regulatory authority. We may need to allocate additional resources to keep updated with these developments, and we may have to make changes to our operations in order to comply with all requirements under the ES Act.

We may grant Share awards under our 2026 Plan, which may result in increased Share-based compensation expenses and additional dilution to our shareholders.

On June 26, 2026, we adopted the 2026 Plan in order to provide incentives to our directors, employees and consultants. An aggregate of 2,500,000 Ordinary Shares are authorized for issuance under the 2026 Plan, Although we have not granted any options or Share-based awards under the 2026 Plan, we may in the future grant such options or Share-based awards to attract and retain key personnel and employees. The granting of options or other Share-based awards may result in increased Share-based compensation expenses, which may have an adverse effect on our results of operations and may result in additional dilution to our shareholders.

Risks Related to our Capital Structure

We have a dual-class share capital structure and our Controlling Shareholders will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. The disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Our authorized and issued Shares comprised of Ordinary Shares and Management Shares.

As of the date of this prospectus, there are currently 2,415,572 Shares issued and outstanding, comprising 2,415,472 Ordinary Shares and 100 Management Shares. Unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes. The Management Shares do not carry any dividend or distribution rights nor are they convertible into Ordinary Shares at any time.

The Management Shares outstanding are beneficially owned by our Controlling Shareholders, representing approximately 97.7% of the aggregate voting power of our currently outstanding Shares as of the date hereof, together with the Ordinary Shares that our Controlling Shareholders beneficially own. Because of the one-million-to-one voting ratio between our Management Shares and Ordinary Shares, Controlling Shareholders will continue to control a majority of the combined voting power of our Ordinary Shares and Management Shares and therefore be able to control all matters submitted to our shareholders for approval. Our Controlling Shareholders will be able to retain such control as long as the number of Management Shares that he holds is not less than approximately 0.06% of our total issued and outstanding Shares, assuming that they do not hold any of our Ordinary Shares. This concentrated control will limit the ability of holders of Ordinary Shares to influence corporate matters for the foreseeable future. Furthermore, should the Company decide to issue additional Management Shares in the future, the one-million-to-one voting ratio between the two classes of our Ordinary Shares will result in a further dilutive effect on the holders of Ordinary Shares.

As a result, for so long as our Controlling Shareholders own a controlling or significant voting interest in our Shares, he generally may be able to control or significantly influence, directly or indirectly and subject to applicable law, all matters affecting us, including without limitation:

●	the election of directors;

●	approving liquidation plan;

●	amendment of the memorandum and articles of association of our Company; and

●	other matters that would require a resolution of shareholders of the Company under the laws of the Cayman Islands, such as change of company name, re-domicile of our Company to another jurisdiction and reduction of share capital.

Furthermore, the disparate voting rights may also have anti-takeover effects preventing a change in control transaction that shareholders might consider in their best interest.

Even if our Controlling Shareholders were to dispose of certain Shares such that he would control less than a majority of the voting power of our issued and outstanding Shares, he may be able to influence the outcome of certain corporate actions so long as he retains Management Shares. During the period of their controlling or significant ownership of our Shares, investors may not be able to affect the outcome of such corporate actions.

Our Controlling Shareholders may have interests that differ from yours and may vote in a way with which you disagree, and which may be adverse to your interests. Corporate action might be taken even if other shareholders oppose them. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control or other liquidity event of our Company, could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale or other liquidity event, and might ultimately affect the market price of our Ordinary Shares.

Furthermore, we cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Ordinary Shares or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400, and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of dual-class structures and temporarily barred new dual-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual-class capital structure makes us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices are not expected to invest in our stock. These policies are still fairly new, and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Ordinary Shares less attractive to other investors. As a result, the market price of our Ordinary Shares could be adversely affected.

Risks Related to Our Digital Entertainment Business

If we fail to anticipate user preferences and provide high-quality content, especially popular original content, we may not be able to attract and retain users to remain competitive.

Our success depends on our ability to engage users on our mobile application “Loomi: Short Drama”. The quality and breadth of our content offerings may not always meet our expectations. Given that we operate in a rapidly evolving industry, we need to anticipate user preferences and industry changes and respond to such changes in a timely and effective manner. If we are unable to offer popular original content or patented content that meets user tastes and preferences, we may suffer from reduced user traffic, and our business, financial condition and results of operations may be materially and adversely affected.

We rely on our in-house team to generate creative ideas for original content and to supervise the original content origination and production process, and we intend to continue to invest resources in content production. We face fierce competition for qualified personnel in a limited pool of high-quality creative people. Our competitors include well-capitalized companies that are capable of offering compensation packages more attractive to such potential high-quality hire. If we are not able to compete effectively for talented individuals or attract and retain top talented individuals at reasonable costs, our original content production capabilities would be negatively impacted. Any deterioration in our in-house content production capability, inability to attract creative individuals at reasonable costs or losses in personnel may materially and adversely affect our ability to create content that meet user preferences. In addition, various phases of our original content production are outsourced to our content production partners. If they fail to generate quality content satisfactory to our demands or provide services upon terms commercially acceptable to us, we may be unable to provide high-quality original content offerings to our users.

If we fail to procure content from content providers upon terms acceptable to us, our business may be materially and adversely affected.

Our ability to provide our users with high-quality, popular content depends in part on our ability to procure content from studios and other content providers, as well as distributors and other licensors of content. We typically enter into license and sub-license agreements with third-party content providers and other intellectual property holders on various terms and conditions. If content providers and other rights holders are no longer willing or able to license content to us upon terms acceptable to us, or, in the case where we obtained the right to distribute content through sub-license agreements, the licensors lose their right to sub-license such content to us, our ability to offer content to our users will be adversely affected and we may have to incur additional costs. For content sub-licensed and currently being showcased on our platform, we may be forced to remove such content as a result of our licensor’s disputes with the original content provider, which may result in loss of user traffic and revenues. If we fail to remove such content in a timely manner, we may become the subject of adverse legal actions from the content’s original provider. As competition intensifies, we may see the cost of licensed content increase. If we are unable to procure or maintain content from content providers, our user acquisition and retention may be adversely affected.

If our efforts to retain members and attract new users are not successful, our business and results of operations will be materially and adversely affected.

Our ability to retain users and attract new users to our mobile application will depend in part on our ability to consistently provide our users with compelling content choices, user experience, and a quality experience for selecting and viewing micro drama series. Furthermore, the relative service levels, content offerings, pricing and related features of competitors may adversely impact our ability to attract and retain users. If we introduce new or adjust existing features, adjust pricing or service offerings, or change the mix of content in a manner that is not favorably received by our users, we may not be able to attract and retain users. Many of our users originate from organic growth. If our efforts to satisfy our existing users are not successful, we may not be able to attract new users, and as a result, our ability to maintain and grow our membership revenues will be adversely affected. Users may cancel or decide not to renew our service for many reasons, including a perception that they do not use the service sufficiently, dissatisfaction with payment options, the need to cut household expenses, dissatisfaction with the content available on our platform, a perception that competitive services provide a better value or experience, and customer service issues that are not satisfactorily resolved. In addition, we use various marketing and sales strategies to attract users, including but not limited to the “watch and earn” feature, and we may not be able to retain those users if our promotion strategy fails or discontinues. Our initiatives to better monetize our membership base may not be well received by our users and may have a negative impact on our reputation and results of operations. Further, if an excessive number of users cancel or opt not to renew our service, we may incur significantly higher marketing expenditures to attract new users than we currently anticipate.

If we fail to retain existing or attract new advertising customers to advertise on our platform, or to subscribe for our branded content advertisements, or in-app blended advertisements, or fail to maintain and increase our share of their advertising budget or if we are unable to collect accounts receivable in a timely manner, our financial condition and results of operations may be materially and adversely affected.

We generate a substantial part of our revenues from online advertising, including branded content advertisements, the production of dedicated branded micro drama series and in-app blended advertisements. If our advertising customers find that they can generate better returns elsewhere, or if our competitors provide better online advertising services to suit our advertising customers’ goals, we may lose our advertising customers. In addition, third parties may develop and use technologies to block the display of our advertising customers’ advertisements on our mobile application, enabling our users to skip viewing them, which may in turn cause us to lose advertising customers and adversely affect our results of operations. If our advertising customers determine that their marketing expenditures on internet video streaming platforms do not generate expected returns, they may allocate a portion or all of their advertising budgets to other advertising channels such as television, newspapers and magazines or other internet channels such as search engines, news aggregation platforms, short-form video platforms, e-commerce platforms and social media platforms, and reduce or discontinue business with us. Since our advertising customers are not bound by long-term contracts, they may lessen or discontinue advertising arrangements with us easily without incurring material liabilities. Failure to retain existing advertising customers, or maintain the amount of their budget that is allocated to us, or attract new advertising customers to our platform may materially and adversely affect our financial condition and results of operations. The dynamic nature of the digital advertising sector, alongside the possibility of changing advertiser demands or regulatory adjustments impacting performance advertising, could affect our growth potential in the performance-based advertising offering. We cannot assure you that our online advertising business will not experience growth deceleration or witness declines again in the future.

We typically sell our brand advertising and marketing solutions services through direct sales by our sales team, as well third-party advertising agencies. As a result, we may rely on third-party advertising agencies for sales to, and collection of payment from, our brand advertisers and advertising customers. In consideration for the third-party advertising agencies’ services, we offer them commissions based on the volume of business they bring to us. The financial soundness of our advertising customers and advertising agencies may affect our collection of accounts receivable. We make a credit assessment of our advertising customers and their advertising agencies to evaluate the collectability of the advertising service fees before entering into an advertising contract. However, we cannot assure you that we are or will be able to accurately assess the creditworthiness of each advertising customer or advertising agency, and any inability of advertising customers or advertising agencies to pay us in a timely manner may adversely affect our liquidity and cash flows.

In addition, we do not have long-term cooperation agreements or exclusive arrangements with third-party advertising agencies and they may elect to direct business opportunities to other advertising service providers, including our competitors. If we fail to retain and enhance the business relationships with third-party advertising agencies, we may suffer from a loss of advertising customers and our financial condition and results of operations may be materially and adversely affected.

Our business is subject to complex and evolving international laws and regulations regarding cybersecurity, information security, privacy and data protection. Many of these laws and regulations are subject to change and evolving regulatory guidance, and any failure or perceived failure to comply with these laws and regulations could result in claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to complex and evolving statutory and regulatory requirements relating to cybersecurity, information security, privacy and data protection. Regulatory authorities in different jurisdictions may have different data protection and cybersecurity regulatory requirements. These laws continue to develop, and the local regulatory authorities may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Our operations are primarily based in Malaysia, Singapore and Hong Kong. While we take measures to comply with applicable data privacy and protection laws and regulations in these jurisdictions, we cannot guarantee the effectiveness of the measures undertaken and those implemented by our business partners. The activities of third parties such as our customers and business partners are beyond our control. If our business partners violate the related laws and regulations, or fail to fully comply with the service agreements with us, or if any of our employees fails to comply with our internal control measures and misuses the information, we may be subject to penalties. Although we are continuing to review our mobile application to ensure due compliance with the requirements of the regulators to the best we can, we cannot guarantee you that we will not be subject to any rectification requests from the governmental authorities or that we will fully comply with all applicable rules and regulations at all times. Any failure or perceived failure to comply with all applicable data privacy and protection laws and regulations, or any failure or perceived failure of our business partners to do so, or any failure or perceived failure of our employees to comply with our internal control measures, may prevent us from using or providing certain network products and services, result in fines and other penalties such as suspension of our related business, closure of our mobile application and suspension of new downloads of our mobile application, as well as subjecting us to negative publicity and legal proceedings or regulatory actions and discouraging current and potential users and customers from using our services, which could have a material adverse effect on our business and results of operations.

In addition, we could be subject to new laws or regulations or the interpretation and application of existing consumer and data protection laws or regulations. These new laws, regulations and interpretations are often uncertain and in flux and may be inconsistent with our practices. We cannot guarantee that we will be able to maintain compliance at all times, especially in light of the fact that laws and regulations on cybersecurity and data protection are evolving. Our launch of new products or services or other actions that we may take may also subject us to additional laws, regulations, or other government scrutiny. Complying with these new or additional laws, regulations and requirements could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein.

We operate our digital entertainment business in multiple jurisdictions, including Malaysia, Singapore and Hong Kong. They may have different requirements regarding licenses, permits and approvals to conduct our businesses. Our mobile application is available to users in different part of the world. While we believe that we are not required to obtain any specific licenses, permits or approvals to conduct our businesses in these jurisdictions, it is possible that authorities in some of these jurisdictions may take the position that we are required to obtain licenses or otherwise comply with laws and regulations which we believe are not required or applicable to our business activities. If we fail to comply with the regulatory requirements, we may encounter the risk of being disqualified for our existing businesses or being rejected for renewal of our qualifications upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new businesses that we may contemplate, we may not be able to obtain the relevant approvals for developing such new businesses if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

We operate in a capital intensive industry and require a significant amount of cash to fund our operations, content acquisitions and technology investments. If we cannot obtain sufficient capital, our business, financial condition and prospects may be materially and adversely affected.

The operation of an internet video streaming platform and AI-powered content creation platform requires significant and continuous investment in content and technology. Producing high-quality original content is costly and time-consuming and it will typically take a long period of time to realize returns on investment, if at all. To date, we have financed our operations primarily with shareholders loans. In order to implement our growth strategies, we will require additional capital in the future to cover, among other things, costs to produce and license content. Our ability to obtain additional financing in the future, however, is subject to a number of uncertainties, including those relating to our future business development, financial condition and results of operations, general market conditions for financing activities by companies in our industry, macro-economic and other conditions across the globe.

We cannot fully predict the extent to which we will require additional financing. There can be no assurance regarding the availability of additional financing or the terms of such additional financing. If we fail to diversify our funding sources and obtain sufficient capital to meet our capital needs, we may not be able to execute our growth strategies and our business, financial condition and prospects may be materially and adversely affected.

Furthermore, any new investor may require that any future debt financing or issuance of preferred equity by the Company could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of the value of our shares.

The success of our business depends on our ability to maintain and enhance our brand.

We believe that maintaining and enhancing our “Loomi” brand is of significant importance to the success of our business. Our well-recognized brand is critical to increasing our user base and, in turn, expanding our membership base and attractiveness to advertising customers and content providers. Since the online entertainment video service industry is highly competitive, maintaining and enhancing our brand depends largely on our ability to procure or produce high quality contents. To the extent our content, in particular, our original content, is perceived as low quality or otherwise not appealing to users, our ability to maintain and enhance our brand may be adversely impacted.

Increases in market price of professionally produced content may have a material and adverse effect on our business, financial condition and results of operations.

Professionally produced content constitutes a significant part of our content offerings. Our original content micro drama series are professionally produced in collaboration with third-party creative professionals, including scriptwriters, directors and other industry specialists. We compete with other content providers and production companies for these creative professionals. As the market further grows, the expectations of creative professionals, copyright owners, distributors and industry participants may continue to rise, and as such they may demand higher licensing fees for professionally produced content. Furthermore, with the expansion of our content library, the costs for professionally produced content may continue to increase. If we are unable to generate sufficient revenues to outpace the increase in market prices for professionally produced content, we may incur more losses and our business, financial condition and results of operations may be adversely affected.

We operate in a highly competitive market and we may not be able to compete effectively.

We face competition for content production, content sourcing, user traffic and advertising customers from other providers of digital entertainment services. We also compete with other online entertainment media, such as internet video streaming platforms, internet media and entertainment services, internet social platforms and short video platforms, as well as major TV stations. Some of our competitors have a longer operating history and significantly greater financial resources than we do, and, in turn, may be able to attract and retain more users, usage time and advertising customers. In particular, most large advertising customers allocate, and will likely continue to allocate, a significant portion of their advertising budgets to traditional media such as major TV stations. Our competitors may compete with us in a variety of ways, including by obtaining intellectual property rights to popular content, conducting brand promotions and other marketing activities, and making investments in and acquisitions of our business partners. In addition, certain internet video streaming platforms may continue to derive their revenues from providing content that infringes third-party copyright and may not monitor their platforms for any such infringing content. As a result, we may be placed at a disadvantage to some of these companies that do not incur similar costs as we do with respect to content production, acquisition and moderation. If any of our competitors achieves greater market acceptance than we do or is able to offer more attractive internet video content, our user traffic and our market share may decrease, which may result in a loss of advertising customers and users, as well as have a material and adverse effect on our business, financial condition and results of operations.

The continued and collaborative efforts of our senior management and key employees are crucial to our success, and our business may be harmed if we lose their services.

Our success depends on the continued and collaborative efforts of our senior management, executive officers and key personnel, including Ms. Fuk Yan Tse, the chief executive officer of Loomi Group. If one or more of our executive officers or other key personnel are unable or unwilling to continue to provide services to us, we may not be able to find suitable replacements easily or at all. Competition for management and key personnel is intense and the pool of qualified candidates is limited. We may not be able to retain the services of our executives or key personnel, or attract and retain experienced executives or key personnel in the future. If any of our executive officers or key personnel joins a competitor or forms a competing business, we may lose crucial business secrets, technological know-how, advertiser customers and other valuable resources. Each of our executive officers and key personnel has entered into an employment agreement with us, which contains non-compete provisions. However, we cannot assure you that they will abide by the employment agreements or that our efforts to enforce these agreements will be effective enough to protect our interests.

Our limited operating history makes it difficult to evaluate our business and prospects.

Loomi Group was established in 2025 and has limited operating history. Due to our limited operating history, our historical growth rate may not be indicative of our future performance. We cannot assure you that our business will grow or continue to grow in the future. In addition, we may in the future introduce new services or significantly expand our existing services, including those that currently are of relatively small scale or with which we have little or no prior development or operating experience. If these new or enhanced services fail to engage users and customers, our business and operating results may suffer as a result. We cannot assure you that we will be able to recoup our investments in introducing these new services or enhancing existing smaller business lines, and we may experience significant loss and impairment of asset value due to such efforts. Furthermore, as a technology-based entertainment company, we frequently introduce innovative products and services to our users and advertising customers in order to capture new market opportunities. However, we cannot assure you that our products and services will be well received by our users and advertising customers. In addition, it is possible that our users and advertising customers may find our products and services objectionable. If our existing or new products and services are not well received by our users and customers, we may suffer damages to our brand image and may not be able to maintain or expand our user and customer base, which in turn may have a material and adverse effect on our business, financial condition and results of operations. You should consider our prospects in light of the risks and uncertainties fast-growing companies with limited operating histories in a fast-evolving industry may encounter.

We may not be able to manage our growth effectively or expand our business or product offerings successfully.

To manage the further expansion of our business, products and offerings and the growth of our operations and personnel, we need to continually expand and enhance our infrastructure and technology, and improve our operational and financial systems, procedures, compliance and controls. In addition, our management will be required to maintain and expand our relationships with content creators, content providers, distributors, advertising customers, advertising agencies and other third parties. We cannot assure you that our current infrastructure, systems, procedures and controls will be adequate to support our expanding operations. If we fail to manage our expansion effectively, our business, results of operations and prospects may be materially and adversely affected.

We have been constantly endeavoring to develop new products and offerings that provide other content, content formats or services such as short-form videos, live streaming and animations. However, our expansion of new products and offerings may result in unseen risks, challenges and uncertainties. We may incur additional expenditure to support our expansion and it may strain our managerial, financial, operational and other resources. Any failure in managing expenditures and evaluating user demands for new products and offerings could materially and adversely affect our business, financial condition and results of operations.

In addition, as our business evolves, the metrics reflecting our performance and priorities may change. Accordingly, we have ceased or may continue to cease disclosing certain metrics, revise definitions, or introduce new ones to provide more relevant insights. While these changes aim to align our disclosures with business developments and overall performance, they may make it harder for investors to assess our performance. If investors perceive our disclosures as inconsistent or unclear, it could hinder their understanding of our business developments or overall performance and potentially increase volatility or result in decrease in the trading price of our Ordinary Shares.

Our business, prospects and financial results may be impacted by our relationship with third-party platforms.

In addition to our “Loomi: Short Drama” platform, we also distribute our original content micro drama series and third-party produced micro drama series through third-party over-the-top (“OTT”) and digital content platforms which we partner with. We generate subscription revenue, licensing revenue and online advertising service revenue through revenue-sharing arrangements with third-party platforms. Our partnerships with third-party platforms allow us to improve our business efficiency and generate greater value. However, there can be no assurance that our arrangements with those platforms will be extended or renewed after their respective expiration dates or that we will be able to extend or renew such arrangements on terms and conditions favorable to us. In addition, if any of such third-party platforms breaches its obligations under any of the agreements entered into with us or refuses to extend or renew it when the term expires, and we cannot find a suitable replacement on a timely basis, or at all, we may suffer significant loss to the user base and revenue streams we have developed therefrom, or lose the opportunity to expand our business through such platform. We may be involved with legal or other disputes with third-party platforms that may affect our relationship with such platforms or have an adverse effect on our business.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license or distribute through our platform.

As a producer, licensor and distributor of content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the content that we produce, license, provide or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our platform such as user reviews. We are responsible for the production costs and other expenses of our original content. We also take on risks associated with production, such as completion and key talent risk. To the extent we do not accurately anticipate costs or mitigate risks, including for content that we obtain but ultimately does not appear on our platform, or if we become liable for content we produce, license or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Videos and other content displayed on our platform may be found objectionable by regulatory authorities and may subject us to penalties and other administrative actions.

We are subject to regulations in different jurisdictions governing internet access and the distribution of videos and other forms of information over the internet. These regulations vary across different jurisdictions. While we shall strictly supervise content we generate ourselves and the other videos and micro-dramas displayed on our online application, there is no assurance that such content would not violate local laws and regulations.

New laws and regulations may be adopted from time to time to prohibit or restrict internet platforms from distribution of certain types of videos and information. Failure to comply with these requirements may result in monetary penalties, revocation of licenses to provide internet content or other licenses, suspension of the concerned programs or platforms, delay of content air time and reputational harm. In addition, these laws and regulations are subject to interpretation by the government authorities, which may change in a manner that could render our current content moderation efforts insufficient. As a result, it may not be possible to determine in all cases the types of content that could cause us to be held liable as an internet content provider. Furthermore, as we continue to diversify our content offerings, we are subject to increased uncertainties and extended period of time needed for the review of our content.

Internet platform operators may also be held liable for the content displayed on or linked to their platforms that are subject to certain restrictions. Although we have adopted internal procedures to monitor the content displayed on our platform, due to the significant amount of content uploaded, we may not be able to identify all videos or other content that may be illegal or otherwise objectionable. In addition, we may not be able to always keep these internal procedures abreast of changes in the regulatory requirements for content display. Failure to identify and prevent illegal or inappropriate content from being displayed on our platform may subject us to liability, government sanctions or loss of licenses and permits.

Our business is significantly impacted by the reputation of artists featured in videos produced for our platform or presented on it.

While we primarily produce AI-generated contents, we also distribute live-action content that is performed by live artists. Audience are drawn to videos we present based on factors such as the artists reputation and popularity, the content themes and the overall production value of the videos. Any negative news about these artists, such as inappropriate conduct in their private life, scandals or criminal allegations, will pose a negative impact on the videos or TV series featuring these artists. Negative publicity of or media coverage about our artists or the content we provide may cause a negative impact on the image of the artists and ourselves, which could have a negative impact on our brand image in the online entertainment industry and our relationships with the agencies we work with. In addition, we may need to postpone the release of, reshoot, revise, edit or remove our content to reduce the negative impact caused by such artists, which will adversely affect our business, financial condition and results of operations.

Furthermore, the popularity and audience acceptance of artists featured in videos produced or provided on our platform cannot be predicted accurately, and we may not be able to timely respond to the changes in the market trends. There is no guarantee that we will be able to accommodate the audiences’ preferences on the type of videos and the selection of artists catering to the changing market trends. The failure to achieve any of the foregoing or the sudden changes in the audiences’ preferences will adversely affect our business, financial condition and results of operations.

Advertisements shown on our platform may subject us to penalties and other administrative actions.

We are subject to local laws and regulations requiring us to monitor the advertising content shown on our platform to ensure that such content is true, accurate and in full compliance with applicable laws and regulations. Violation of these laws and regulations may subject us to penalties, including fines, confiscation of our advertising income, orders to cease dissemination of the advertisements and orders to publish an announcement correcting the misleading information.

In addition, to the extent we advertise our products and services in Hong Kong, we will be required to comply with laws and regulations governing the advertising and promotion of products in Hong Kong, such as the Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong).

A majority of the advertisements shown on our platform are provided to us by third parties. Although we strive to ensure that the advertisements shown on our platform are in full compliance with applicable laws and regulations, we cannot assure you that all the content contained in such advertisements is true and accurate as required by the advertising laws and regulations, especially given the large volume of in-feed ads and the possible changes in the application of these laws and regulations. In addition, advertisers, especially in-feed advertisers, may, through illegal technology, evade our content moderation procedures to display advertisements that do not comply with applicable laws and regulations on our platform. The inability of our systems and procedures to adequately and timely discover such evasions may subject us to regulatory penalties or administrative sanctions. Although we have not been subject to material penalties or administrative sanctions in the past for the advertisements shown on our platform, if we are found to be in violation of applicable advertising laws and regulations in the future, we may be subject to penalties and our reputation may be harmed, which may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Any lack of requisite permits for any of our internet video and other content or any of our business may expose us to regulatory sanctions.

We believe that the distribution of our micro drama series does not require requisite permits in the jurisdictions that we operate. We carry out screening and self-sanctions to ensure that the micro drama series that we distribute comply with the local laws. However, we cannot assure you that our monitoring procedures with respect to these content are fully adequate, and we cannot guarantee that the remedies provided by us and the content providers, if any, will be sufficient to compensate us for potential regulatory sanctions imposed by the local regulatory authorities in the event of any violation or non-compliance. As such, we cannot assure you that we will be able to comply with the local laws and regulations, or to rectify any requests by the competent authorities in a timely manner or at all. Nor can we ensure that any such sanctions will not adversely affect either the general availability of our micro drama series or other content on our platform or our reputation.

New laws and regulations, and the evolving practice in the implementation of the existing laws and regulations may be adopted from time to time to address new issues that come to the authorities’ attention, which may require us to obtain new license and permits, or take certain actions that may adversely affect our business operations. For example, we have voluntarily taken down certain online advertisements on our platform due to tightened regulations on online advertisements. We have also taken down or cut down contents on our platform due to sanctions put on their cast or other limitations imposed by the governmental authorities from time to time.

We may not be able to timely obtain or maintain all the required licenses or approvals or make all the necessary filings in the future. Nor can we assure you that we will be able to timely address all the change in policy, failure of which may subject us to liabilities or penalties, and our operations could be adversely affected.

We operate in a rapidly evolving industry that is subject to continuous technology developments. Adjusting our services in response to developments in the industry and technology and the resulting changes in users’ demands and preferences could result in our incurrence of additional costs and expenses, and if we fail to keep up with such changes, our business, results of operations and prospects may be materially and adversely affected.

The digital entertainment industry is rapidly evolving and subject to continuous technology developments. Our success depends on our ability to capture the trends in technology developments and offer services and products catering to the resulting changes in users’ demands preferences. We cannot assure you that we will always be able to accurately predict or capture the trends in technology developments that could result in users’ behavior changes and guide our operations accordingly. In addition, we may incur substantial, extra costs and capital expenditures as we develop and modify products, services, systems or infrastructure in response to changes in users’ demands and preferences resulting from technology developments. For example, the expansion of our content reach resulted in increase in bandwidth costs and operating expenses historically. There could be further adaptations needed in the future as the industry and technology continue to evolve, which could impose additional challenges and result in rising costs. While we have been improving bandwidth and operation efficiency through technology innovations, we cannot assure you that our technology innovations will always be developed fast enough to offset potential negative impacts on our operational efficiency associated with such adaptions.

In addition, as we leverage AI technology on video content creation and production, we face risks and challenges relating to AI technology. For example, the use of AI in our AI-powered content creation platform “Imaginary” could expose us to risks if the technology does not perform as anticipated, leading to inaccuracies in content curation, personalization or distribution. This could affect the quality of service we provide, potentially damaging our brand and reputation. Our AI initiatives may not deliver the benefits we expect, may take longer than planned to roll out, or may cost more than expected. AI initiatives also increase our exposure to cybersecurity, data privacy and regulatory risks, including risks arising from unauthorized access, data leakage, model manipulation, misuse, or failure to comply with evolving laws, regulations and industry standards relating to algorithm governance, data use, and automated decision making. While we strive to comply with current legal standards, future regulatory changes could impose additional compliance burdens, and failure to adhere to these regulations may result in penalties. Offering AI-driven features or content that provokes public or regulatory scrutiny over these issues could lead to reputational damage or legal liabilities. Furthermore, the automation of content selection and distribution could inadvertently propagate biased or inappropriate content, risking regulatory penalties, reputational damage, and potential loss of user trust. These risks are compounded by the rapid pace of AI technology evolution, making it challenging to consistently ensure our content’s compliance and appropriateness.

Further, as we make our services available across content terminals on mobile devices operating on different operating systems, we are dependent on the interoperability of our services with such terminals, whose systems and the functionality, compatibility and performance thereof, such as those of Android and iOS mobile operating systems, are beyond our control. Any changes in the functions and features of such systems or devices that degrade the functionality of our services or give preferential treatment to our competitive services could adversely affect usage of our services. Meanwhile, if the number of platforms for which we develop our services increases, it will result in an increase in our costs and expenses.

If we fail to adapt our products and services to trends and changes in technology and to the resulting evolution of users’ demands and preferences in an effective and timely manner, users’ experience on our platform may deteriorate, our products and services may become less attractive and we may miss potential growth opportunities and suffer from decrease in user traffic and shrinkage in subscribing member base and number of advertising customers. If we cannot effectively address the cost and efficiency impediments associated with related service and operation adaptations and strategy adjustments, our ability to achieve profitability will be hindered. Each of these occurrences could materially and adversely affect our business, results of operations, financial condition and prospects.

We may subject to liabilities for infringement, misappropriation or other violation of third-party intellectual property rights or other allegations based on the content available on our platform or services we provide.

Our success depends, in large part, on our ability to operate our business without infringing, misappropriating or otherwise violating third-party rights, including third-party intellectual property rights. Companies in the internet, technology and media industries own, and are seeking to obtain, a large number of patents, copyrights, trademarks and trade secrets, and they are frequently involved in litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights or other related legal rights. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, or services, and such third parties may attempt to enforce such rights against us. In addition, we may not have obtained licenses for all content we offer and the scope, type and term of the licenses we obtained for certain content may not be broad enough to cover all fashions we currently employ or may employ in the future. In addition, if any purported licensor does not actually have sufficient authorization relating to the content or right to license a content to us, or if such purported licensor had lost its authorization to sub-license content that we are distributing on our platform, and do not timely inform us of such loss of authorization, we may be subject to claims of intellectual property infringement from third parties.

Given the volume of content available on our platform, it is not possible, and we do not attempt to, identify and remove or disable all potentially infringing content that may exist. Similarly, although we have set up screening processes to try to filter out or disable access to content that we have previously been informed is subject to claims of copyright or other intellectual property protection, we do not attempt to filter out or disable access to all potentially infringing content available through our services. As a result, third parties may take action and file claims against us if they believe that certain content available on our platform violates their copyrights or other intellectual property rights. While we have not experienced any infringement claim in the past, we may, in the future, be subject to such claims filed in different jurisdictions.

We may also face litigation or administrative actions for defamation, negligence, copyright and trademark infringement, or other purported injuries resulting from the content we provide or the nature of our services. Such litigation and administrative actions, with or without merits, may be expensive and time-consuming to defend and may result in significant diversion of resources and management attention from our business operations. Furthermore, such litigation or administrative actions may adversely affect our brand image and reputation.

We may not be able to adequately protect our intellectual property rights, and any failure to protect our intellectual property rights could adversely affect our revenues and competitive position.

We believe that trademarks, trade secrets, copyright, and other intellectual property we use are critical to our business. We rely on a combination of trademark, copyright and trade secret protection laws in Singapore, Malaysia and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. We may not be able to adequately protect our intellectual property rights, which could adversely affect our revenues and competitive position. In addition, any unauthorized use of our intellectual property by third parties may adversely affect our revenues and our reputation. In particular, our users may abuse their membership privilege and illegally distribute paid content exclusively available to paid users, which could have a material and adverse effect on our financial condition, results of operations and prospects. Further, we may have difficulty addressing the threats to our business associated with piracy of our copyrighted content, particularly our original content. Our content and streaming services may be potentially subject to unauthorized consumer copying and illegal digital dissemination without an economic return to us. We adopt a variety of measures to mitigate risks associated with piracy, including by litigation and through technology measures. We cannot assure that such measures will be effective.

In addition, while we typically require our employees, consultants and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. In addition, such agreements may not be self-executing such that the intellectual property subject to such agreements may not be assigned to us without additional assignments being executed, and we may fail to obtain such assignments. In addition, such agreements may be breached. Accordingly, we may be forced to bring claims against third parties, or defend claims that they may bring against us related to the ownership of such intellectual property.

Furthermore, policing unauthorized use of copyrights, proprietary technology and other intellectual properties is difficult and expensive, and we may need to resort to litigation to enforce or defend intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Historically and up to the date hereof, we have commenced multiple actions, some of which are at their preliminary stages, to protect our copyrighted content from being streamed on other online entertainment video service platforms without authorization. Such litigations and an adverse determination in any such litigations could result in substantial costs and diversion of resources and management attention. While we obtained favorable rulings in some of these cases, we cannot guarantee success in others or any future ones, neither can we assure you that we are able to recover our loss resulting from the infringements or the cost incurred in enforcing our rights.

Disruption or failure of our IT systems, cybersecurity related threats or our failure to timely and effectively scale and adapt our existing technology and infrastructure could impair our users’ online entertainment experience and adversely affect our reputation, business and operating results.

Our ability to provide users with a high-quality online entertainment experience and AI-powered content creation depends on the continuous and reliable operation of our IT systems. We cannot assure you that we will be able to procure sufficient bandwidth in a timely manner or on acceptable terms or at all. Failure to do so may significantly impair user experience on our platform and decrease the overall effectiveness of our platform to both users and advertisers. Disruptions, failures, unscheduled service interruptions or a decrease in connection speeds could hurt our reputation and cause our users and advertising customers to switch to our competitors’ platforms. Our IT systems and proprietary content delivery network are vulnerable to damage or interruption as a result of fires, floods, earthquakes, power losses, telecommunications failures, undetected errors in software, computer viruses, hacking and other attempts to harm our systems. These interruptions may be due to unforeseen events that are beyond our control or the control of our third-party service providers. Our platform may also experience general intermittent interruptions. These interruptions may be caused by (i) overload of our servers; (ii) unexpected overflow of user traffic; (iii) service malfunction of payment gateway; and (iv) service malfunction of the telecommunications operators, such as power outage of internet data centers or network transmission congestion. We may continue to experience similar interruptions in the future despite our continuous efforts to improve our IT systems. Since we host our servers at third-party internet data centers, any natural disaster or unexpected closure of internet data centers operated by third-party providers may result in lengthy service interruptions. Furthermore, in the future we may experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes and cybersecurity related threats as follows:

●	our technology, system, networks and our users’ devices could be subject to, and may continue to be the target of, cyber-attacks, computer viruses, malicious code, phishing attacks or information security breaches that could result in an unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information of ours, our employees or sensitive information provided by our users, or otherwise disrupt our, our users’ or other third parties’ business operations;

●	there may be attempts to create false accounts or use our platform to send targeted and untargeted spam messages to our users, or take other actions on our platform for purposes such as spamming or spreading misinformation, and we may not be able to repel spamming attacks;

●	our security measures may be breached due to employee error, malfeasance or unauthorized access to sensitive information by our employees, who may be induced by outside third parties, and we may not be able to anticipate any breach of our security or to implement adequate preventative measures; and we may be subject to IT system failures or network disruptions caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, physical or electronic break-ins, or other events or disruptions.

If we experience frequent or persistent service disruptions, whether caused by failures of our own systems or those of third-party service providers, our users’ experience with us may be negatively affected, which in turn, may have a material and adverse effect on our reputation. We cannot assure you that we will be successful in minimizing the frequency or duration of service interruptions.

As the number of our users increases and our users generate more content on our platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our services, especially during peak usage times, as our services become more complex and our user traffic increases. If our users are unable to access our online application in a timely fashion, or at all, our user experience may be compromised and our users may seek other platforms to meet their needs, and may not return to our platform as often in the future, or at all. This would negatively impact our ability to attract users and maintain the level of user engagement.

If the technologies we use in operating our business fail, become unavailable, or do not operate to meet expectations, our business and results of operation may be adversely impacted.

We utilize a combination of proprietary and third-party technologies to operate our business. These include the technologies that we have developed to recommend and monetize content to our users as well as enable fast and efficient delivery of content to our users and their various internet connected devices, and to support our proprietary AI-powered content creation platform. For example, we use our own content delivery network and third-party content delivery network services to support our operation. We also integrate various AI models, including models for image generation, video generation, and other creative applications into our AI-powered content creation platform. To the extent internet service providers do not interconnect with the content delivery network services we use, or if we experience difficulties in its operation, our ability to efficiently and effectively deliver our streaming content to our users could be adversely impacted and our business and results of operation could be adversely affected. If the third party provider of our AI models are not compatible with our platform, or that such models are intermitting, our AI-powered content creation platform could be adversely impacted and our business and results of operation could be adversely affected. We also utilize third-party technology to help market our service, process payments, and otherwise manage the daily operations of our business. If our technology or that of third parties we utilize in our operations fails or otherwise operates improperly, our ability to operate our service, retain existing users and add new users may be impaired. Also, any harm to our users’ electronic devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition

Undetected programming errors could adversely affect the efficiency of our AI-powered content creation and our user experience of our AI-powered content creation platform, which may materially and adversely affect our business and results of operations.

The animation and video content generated at our AI-powered content creation platform may contain programming errors that may not be apparent to us. We receive user feedbacks in connection with programming errors affecting the user experience from time to time, and such errors may also come to our attention during our monitoring process. We generally have been able to resolve such programming errors in a timely manner. However, we cannot assure you that we will be able to detect and resolve all these programming errors effectively. Undetected programming errors or defects may adversely affect the efficiency of our AI-powered content creation and hence user experience, cause users to refrain from using our AI-powered content creation platform or reduce their use of our services, any of which could materially and adversely affect our business and results of operations.

Negative media coverage could adversely affect our business.

Negative publicity about us or our business, shareholders, affiliates, directors, officers or other employees, as well as the industry in which we operate or the content creators on our platform, can harm our operations. Such negative publicity could be related to a variety of matters, including:

●	alleged misconduct or other improper activities committed by our shareholders, affiliates, directors, officers, other employees, content creators on our platform, or by third-party suppliers;

●	false or malicious allegations or rumors about us or our shareholders, affiliates, directors, officers, other employees, content creators on our platform, or by third-party suppliers;

●	user complaints about the quality of our products and services;

●	copyright infringements involving us and content offered on our platform;

●	security breaches of confidential user information;

●	improper actions by fans; and governmental and regulatory investigations or penalties resulting from our failure to comply with applicable laws and regulations.

Furthermore, negative publicity about content creators on our platform could occur in many circumstances that are beyond our control. For instance, they may post unlawful, false, offensive or controversial content on their social media pages, notwithstanding any terms of use of the social media platforms and our guidelines, which may thus receive negative comments and complaints or even cause their accounts to be closed by social media platforms. In addition, they may also receive negative publicity if they are involved in any illegal activities, scandals or rumors. Any negative publicity of or media coverage about the content creators on our platform, regardless of its veracity, could harm our reputation and have a negative impact on our business.

In addition, we may receive negative news reports, or negative publicity on influential TV shows, on such initiatives, which may negatively impact our reputation and results of operations. We may also be affected by publicity relating to third-party service providers. In addition to traditional media, there has been an increasing use of social media platforms and similar devices in southeast Asia, including instant messaging applications, such as WhatsApp, WeChat, social media apps and other forms of internet-based communications that provide individuals with access to a broad audience of users and other interested persons. The availability of information on instant messaging applications and social media platforms is virtually immediate as is its impact without affording us an opportunity for redress or correction. The opportunity for dissemination of information, including inaccurate information, is seemingly limitless and readily available. Information concerning our company, shareholders, directors, officers and employees may be posted on such platforms at any time. The risks associated with any such negative publicity or incorrect information cannot be completely eliminated or mitigated and may materially harm our reputation, business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our ability to comply with continued listing requirements of Nasdaq;

●	risks related to the immediate halting or delisting of our Ordinary Shares from Nasdaq;

●	risks relating to ownership of our Ordinary Shares, including high volatility and dilution;

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products distributed by us;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our Annual Report, which is incorporated by reference herein.

You should refer to the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in the documents incorporated by reference herein and therein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and the documents incorporated by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

Any sales of the Ordinary Shares by the Selling Shareholder pursuant to this prospectus will be solely for the Selling Shareholder’s account. We will not receive any proceeds from any such sales. However, we may receive up to $20 million in aggregate gross proceeds from the Selling Shareholder in connection with the sale and issuance of Ordinary Shares to the Selling Shareholder pursuant to the SEPA. The use of the SEPA is subject to certain conditions, including the effectiveness of a registration statement registering for resale the Ordinary Shares issuable pursuant to the SEPA. Therefore, funds from the $20 million gross purchase price will not be immediately available, if at all, to us, and there can be no assurances that the SEPA will be available to us at all times during its term or that such gross proceeds will ever become available. See “Plan of Distribution” and “Standby Equity Purchase Agreement” elsewhere in this prospectus for more information.

We intend to use any proceeds from the SEPA for working capital and general corporate purposes. We will have broad discretion in the way we use these proceeds. See “Risk Factors — Risk Related to the Standby Equity Purchase Agreement — We may use proceeds from sales of the Ordinary Shares made pursuant to the SEPA in ways with which you may not agree or in ways which may not yield a significant return.” at page 13 of this prospectus.

The Selling Shareholder will pay or assume any discounts, commissions or concessions received by them except as set forth in the SEPA. We will bear all other costs, fees and expenses incurred in effecting the registration of the Ordinary Shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of counsel and independent registered public accountants.

We cannot currently determine the price or prices at which the Ordinary Shares may be sold by the Selling Shareholder under this prospectus.

Corporate History and Structure

We commenced operations in June 2016 with the establishment of Globavend HK, a company incorporated under the laws of Hong Kong on June 27, 2016. Immediately before the reorganization in contemplation of our initial public offering, Globavend HK was wholly-owned by Mr. Yau.

On May 22, 2023, our ultimate holding company, Globavend Holdings was incorporated. Globavend BVI was subsequently incorporated as a direct wholly owned subsidiary of Globavend Holdings, which then acquired all the issued shares of Globavend HK from Mr. Yau as part of the reorganization in contemplation our initial public offering. Following such reorganization, Globavend HK became the Company’s indirectly owned subsidiary through Globavend BVI.

Initial Public Offering

On November 10, 2023, the Company completed its initial public offering and listed its Ordinary Shares on the Nasdaq Capital Market under the symbol “GVH”. In connection with this initial public offering, the Company received total gross proceeds of $5.3 million from the issuance of 1,500,000 Ordinary Shares after deducting underwriting discounts, commissions and expenses.

Establishment the Subsidiaries

On September 24, 2024, Globavend Warehouse was incorporated under the laws of Hong Kong. Globavend Warehouse is a wholly owned subsidiary of Globavend BVI, our intermediary holding company. Globavend Warehouse was incorporated as an investment holding company.

On May 15, 2025, the PRC Subsidiary was incorporated under the laws of the PRC. The PRC Subsidiary is a wholly owned subsidiary of Globavend HK, our operating subsidiary in Hong Kong. The PRC Subsidiary provides integrated cross-border logistics services with business spans the PRC, Australia and New Zealand.

On November 12, 2025 and November 21, 2025, Vault BRS and RiseMind Cayman was incorporated under the laws of the Delaware, United States and the Cayman Islands, respectively. Vault BRS was a direct wholly owned subsidiary of Globavend Holdings, which in turn wholly owned RiseMind Cayman. On April 14, 2025, the Company underwent a reorganization and RiseMind Cayman became a direct wholly owned subsidiary of the Company. On April 20, 2026, the registration of Vault BRS was cancelled.

Change of Share Structure

On April 30, 2025, pursuant to a special resolution of shareholders passed at our extraordinary ordinary general meeting held on April 28, 2025 (the “April EGM”), the authorized share capital of the Company increased from $50,000 divided into 50,000,000 shares of US$0.001 par value each to $2,000,000 divided into 2,000,000,000 shares of $0.001 par value each. The designation of existing issued shares of $0.001 par value each of the Company as Ordinary Shares remained unchanged. At the April EGM, the shareholders of the Company have adopted the second amended and restated memorandum and articles of association, which came into effect on April 30, 2025.

On July 2, 2025, pursuant to the power conferred to the Board at the April EGM, the Board approved a reverse stock split that consolidated every 200 issued and unissued shares of the Company, par value $0.001 each in the share capital of the Company into one share of the Company, par value $0.20 par value each (the “Reverse Stock Split”), with an effective date of July 21, 2025.

On August 27, 2025, we entered into a share subscription agreement with our Controlling Shareholder, pursuant to which we issued and allotted, and the Controlling Shareholder subscribed for, 100 Management Shares. Each Management Share carries 1,000,000 votes per share with no economic right. The Management Shares were issued and allotted to Mr. Yau on the same day. The creation of the Management Shares translated our share capital structure into a dual class structure.

On September 12, 2025, pursuant to a special resolution of shareholders passed at our extraordinary ordinary general meeting held on the same day (the “September EGM”), the authorized share capital of the Company increased from $2,000,000 divided into 10,000,000 shares, par value $0.20 each to $100,000,000 divided into 500,000,000 shares, par value $0.20 each. At the September EGM, the shareholders of the Company approved and adopted the Articles and the Memorandum, which came into effect immediately.

Public Offering

On June 26, 2025, the Company priced a public offering for aggregate gross proceeds of $15 million, before deducting placement agent fees and other estimated expenses payable by the Company (the “Offering”). The Offering comprised: (i) 5,645,997 units (the “Ordinary Units”), each consisting of one Ordinary Share, one series A warrant to purchase one Ordinary Share (each a “Series A Warrant”) and one series B warrant initially to purchase one Ordinary Share (each a “Series B Warrant”), and (ii) 16,093,133 pre-funded units, each consisting of one pre-funded warrant (the “Pre-Funded Unit”) to purchase one Ordinary Share (each a “Pre-Funded Warrant”), one Series A Warrant and one Series B Warrant.

The Offering closed on June 27, 2025. As of the date of this prospectus, all Pre-Funded Warrants and Series B Warrants had been fully exercised and the Series A Warrants have either been exercised or expired.

Registered Direct Offering

On December 31, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors signatory thereto (the “Purchasers”), pursuant to which we agreed to issue and sell, in a registered direct offering (the “Registered Direct Offering”): (i) 590,648 Ordinary Shares; and (ii) pre-funded warrants to purchase up to 298,711 Ordinary Shares (the “RD Pre-Funded Warrants”).

The Registered Direct Offering closed on January 2, 2026 (the “Closing Date”). We received approximately $1.4 million in gross proceeds from the Registered Direct Offering, before deducting placement agent fees and estimated offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. In addition, we agreed that for a period of twenty-four (24) months from the closing date of the Purchase Agreement, upon the occurrence of any issuance, offer, or grant of any option or right to purchase any equity security or equity-linked or related security (the “Subsequent Placement”), the Purchasers shall have the right to participate in up to an amount of the Subsequent Placement equal to thirty percent (30%) of the Subsequent Placement on the same terms, conditions and price provided for in the Subsequent Placement, subject to certain exceptions.

As of the date of this prospectus, all RD Pre-Funded Warrants were exercised in full.

Change in Controlling Shareholder

On April 29, 2026, Mr. Yau completed the sale of all 100 Management Shares and 57,224 Ordinary Shares to Central Master Enterprises Limited, a British Virgin Islands business company, which is owned and controlled by the Controlling Shareholders.

Change in Management and Board Composition

Effective as of April 29, 2026, and following the exchange of the Management Shares described above:

●	Mr. Yau stepped down as the Chairman of the Board but continued to serve as the chief executive officer of the Company;

●	Mr. Fung was appointed as a director of the Company and the Chairman of the Board;

●	Mr. Yu was appointed as a director of the Company in addition to his existing role as chief financial officer of the Company; and

●	Mr. Kin Fung Tsui was appointed as an independent director of the Company, a member of the audit committee, compensation committee and the nominating and corporate governance committee.

Effective as of April 30, 2026, Mr. Fan Cheung resigned as an independent director of the Company, a member of the audit committee, compensation committee and the nominating and corporate governance committee.

Acquisition of Loomi Group

On May 15, 2026, Risemind Cayman entered into a definitive share purchase agreement with Zenith Green Limited (“Zenith Green”) to acquire 70% of the equity interests of Loomi Entertainment at the nominal consideration of $70, payable in cash upon closing (the “Loomi Transaction”). The Loomi Transaction closed on May 19, 2026.

Immediately prior to the closing of the Loomi Transaction, Loomi Group was owned as to 70% by Mr. Yu through Zenith Green and by Ms. Tse as to 30%. Upon closing of the Transaction, Loomi Entertainment became a non-wholly-owned subsidiary of the Company and the financial results, assets and liabilities of Loomi Group, which include an existing interest-free shareholders loan of approximately US$550,000 due and owing to Zenith Green, has been consolidated into the consolidated financial statements of the Company.

Following the closing of the Loomi Transaction, Ms. Tse was appointed as the chief executive officer of Loomi Group, overseeing the operations and strategy of our digital entertainment business.

The chart below illustrates our corporate structure and subsidiaries as of the date of this prospectus:

2026 Equity Incentive Plan

On June 26, 2026, we adopted the 2026 Plan, under which we may grant an aggregate of 2,500,000 Ordinary Shares underlying options or other Share-based awards to our directors, employees and consultants in order to provide incentive and to attract and retain key personnels and employees. As of the date of this prospectus, we have not granted any options or Share-based awards under the 2026 Plan.

BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with our principal executive office in Perth, Australia. We conduct our business operations through our Operating Subsidiaries in Hong Kong, Malaysia, Singapore and China. We are an emerging e-commerce logistics provider since inception. Since May 2026, we commenced our digital entertainment business upon the acquisition of the majority of equity interests in Loomi Group.

Founded in 2016, we commenced our e-commerce logistics business by providing end-to-end logistics solution to our customers who are primarily enterprise customers, namely, e-commerce merchants, or operators of e-commerce platforms, in providing business-to-consumer (B2C) transactions. Our logistics business spans across Hong Kong, Australia, New Zealand and mainland China.

As an e-commerce logistics provider, we provide integrated cross-border logistics services from Hong Kong and mainland China to Australia and New Zealand, where we provide customers with a one-stop solution, from pre-carriage parcel drop off to parcel consolidation, air freight forwarding, customs clearance, on-carriage parcel transportation and delivery. We rely on our own proprietary all-in-one shipping solution, which has been or can be connected to the customer’s own IT systems (such as enterprise resource planning (ERP) systems, customer relationship management (CRM) systems, booking management systems or point of sale (POS) systems) on one end and the transportation management systems (TMS) of our ground transportation service providers on the other end, to facilitate effective logistics management.

Other than integrated cross-border logistics services, we also provide fragmented logistics services, which typically include freight forwarding services, to customers and enterprises at their own choice.

Since May 2026, upon the acquisition of the majority equity interests in Loomi Group, we commenced our digital entertainment business, in which we provide entertainment video services to audiences in Southeast Asia through our mobile application “Loomi: Short Drama”, which is a comprehensive and diversified content library offering professionally produced multilingual micro drama series, including Korean, Mandarin and English.

We also integrate artificial intelligence (AI) throughout our digital entertainment business. Through Loomi Group, we have developed a proprietary AI-powered content creation platform “Imaginary” offering end-to-end AI-powered cinematic production for defined deliverables designed to support creation by professional producers and content creators. Users can enjoy a hassle-free experience in generating character designs, storyboards, cinematic sequences, motion sequences through “Imaginary” using prompts and parameters defined by the users and ultimately produce micro dramas and animations in an efficient and professional manner.

Our e-commerce Logistics Business

For more information about our e-commerce logistics business, see “Item 4. Information on the Company—B. Business Overview” in our Annual Report.

Our Digital Entertainment Business

Since May 2026, we commenced our digital entertainment business upon the acquisition of Loomi Group. Loomi Group consists of Loomi MY, Loomi SG and Loomi HK, and is operating in Malaysia, Singapore and Hong Kong, respectively. Loomi MY is principally engaged in technology development and original content production, as well as the operation of our AI-powered content creation platform “Imaginary”. Loomi SG is principally engaged in distribution of our mirco drama series, including original content and licenced content, as well as the operation of our mobile application “Loomi: Short Drama”. Loomi HK provides ancillary support to Loomi SG and Loomi MY. As our business continues to grow, we may expand these activities and establish additional operational functions in other markets within the region and beyond.

Our Mission

Our mission is to leverage AI to redefine the micro drama entertainment landscape. We’re reimagining and enhancing every aspect with AI – from production and distribution to monetization - delivering storytelling experiences that are accessible, condensed, and interactive for today’s audiences.

Our vision is to shape the future of entertainment with AI by realigning storytelling with next-generation consumption habits - accessible, condensed, and interactive.

Our Products and Services

Micro Dramas – Original Content

We develop and produce original, high-quality content micro drama series. Micro dramas, which typically feature short-form episodes designed for mobile consumption and vertical-screen viewing, have gained increasing popularity across Asia and other international markets as audiences increasingly seek accessible, short-duration entertainment content.

Our original micro drama series are professionally produced in collaboration with third-party creative professionals, including scriptwriters, directors and other industry specialists in which we maintain a high degree of control throughout the content development and production process. In producing our original micro drama series, we leverage our proprietary AI-powered content creation platform and AI content generation technology to enable efficient production process. In addition to AI-generated contents, we also produce live-action micro drama contents. Our diversified production approach enables us to cater to different audience preferences while optimizing production efficiency and content output.

We distribute both our original AI-generated and live-action content through our mobile application “Loomi: Short Drama”. We will distribute also as well as other third-party over-the-top (“OTT”) and digital content platforms which we partner with. Our focus is to outreach audiences across multiple international markets.

Going forward, we intend to expand the commercial value of our content portfolio in which we own or are otherwise licensed to use by developing and licensing intellectual property across multiple entertainment formats, which may include digital content, interactive experiences, gaming applications, consumer products, and other IP-related commercialization opportunities.

Micro Dramas – Licensed Content

In addition to our original micro drama content, we provide users with a diverse selection of premium micro drama series that are licensed from third-party content providers. We curate and select these series based on audience preferences in Southeast Asia, with the aim of offering a broad range of content across different genres, languages, and markets. Currently, our content library comprises more than 70 micro drama series, including content in Korean, Chinese, and English.

Our licensed micro drama content is typically procured from third parties at fixed rates for a specified term. We typically enter into license and sub-license agreements with these third-party content providers and other intellectual property holders on various terms and conditions. Payments of licensing fees are generally made upon signing of the contract.

We leverage our content procurement team’s insights to optimize content procurement. To enhance accessibility for users across Southeast Asia, we leverage AI-assisted technologies to support content localization, including the generation of subtitles in local languages. This enables us to adapt content efficiently for different markets and audience segments.

“Loomi: Short Drama” Mobile Application

“Loomi: Short Drama” is our mobile application offering both original content micro drama series and licensed micro drama series. It is a comprehensive and diversified content library with professionally produced multilingual micro drama series, including content in Korean, Mandarin and English. We intend “Loomi: Short Drama” to provide users with a seamless and enjoyable viewing experience, a vast library of engaging content and a user-friendly interface.

Currently, our content library contains 70 micro drama series, including content that we produced on our own, and content that we licensed from third parties. We primarily operate “Loomi: Short Drama” by the below monetization methods :-

●	Membership subscription: We offer flexible subscription packages with different subscription durations. Subscribers are granted unlimited access to all of our content library with ad-free viewing experience.

●	Pay-per-view: We offer the initial episodes of micro drama series for free, as we believe the initial free episodes can attract users and encourage them to visit and explore our micro drama series. Users may then unlock the remaining episodes in exchange for rewards, which rewards can be purchased with money.

●	Advertising: Users may also unlock and watch episodes by watching advertisements. We then receive relevant fees from the advertising customers.

In addition, certain micro drama series may contain blend in advertisements where we will receive relevant fees from advertising customers.

To fully monetize the potential of our mobile application, we have introduced a “watch and earn” feature that enables users to earn rewards for consumption on our mobile application. These bonus points can be used to pay the membership subscription fees, or the pay-per-view expenses. This “watch and earn” feature typically requires users to complete specific tasks, such as daily check-ins or engagement with our in-app blended advertisement. We believe such feature can provide our advertising customers with new opportunities to connect with audiences through our platform.

We are continuing to develop our “Loomi: Short Drama” mobile application and we intend to transform it into a more comprehensive mobile application that will offer all-in-one solution to users to cater for their consumption needs, which would further enhance user engagement and create new commercial opportunities for users and advertising customers.

Screenshots of “Loomi: Short Drama”

“Imaginary” - AI-powered content creation platform

We have developed our proprietary AI-powered content creation platform “Imaginary” offering end-to-end AI-powered cinematic production for defined deliverables designed to support creation by professional producers and content creators. Users can enjoy a hassle-free experience in generating character designs, storyboards, cinematic sequences, motion sequences through “Imaginary” using prompts and parameters defined by the users and ultimately produce micro dramas and animations in an efficient and professional manner.

Our AI-powered content creation platform “Imaginary” utilizes advanced generative artificial intelligence technologies to automate and enhance the creation of digital video content. The platform integrates large language models (“LLMs”), diffusion-based video generation models, computer vision algorithms, speech synthesis systems, and multimodal machine learning architectures to transform user inputs into production-ready audiovisual content. The functionality and features of “Imaginary” include an end-to-end content creation agent that supports the production process from concept development to content generation, an advanced storyboarding and multi-modal canvas for creative planning and visualization, systematic digital asset management capabilities, cinematic multi-person collaboration workflows, and aggregation of multiple AI models to support various content creation requirements.

-	Full Process Creation Agent

“Imaginary” incorporates an end-to-end AI-assisted content creation agent designed to support various stages of the production lifecycle, from initial planning and creative development to content generation and final output preparation. The platform is designed to streamline production workflows by integrating multiple creative processes within a unified environment, reducing the complexity associated with managing different tools and production stages. By assisting creators throughout the production process, “Imaginary” aims to improve workflow efficiency, enhance collaboration between creative teams and technology systems, and enable the development of original digital content in a more scalable and systematic manner.

-	Advanced Storyboarding & Multi-Modal Canvas

“Imaginary” provides advanced storyboarding and multi-modal canvas capabilities that support creators in visualizing and developing content concepts before production. The platform enables users to organize story structures, generate and refine creative elements, and manage different forms of digital content, including characters, scenes, and visual assets, within an integrated workspace. These capabilities are designed to facilitate faster iteration during the creative development process while allowing creators to maintain consistency across different production elements. By combining visual planning tools with AI-assisted generation capabilities, “Imaginary” supports more efficient content ideation and pre-production workflows.

-	Systematic Digital Asset Management

“Imaginary” incorporates digital asset management capabilities to enable creators to organize, store, and manage production resources, including audio-visual materials, character assets, and other digital intellectual property. The centralized asset management framework allows production teams to efficiently access and reuse existing assets across different projects, supporting greater consistency and reducing duplication of creative work. This capability is designed to facilitate the development of derivative content, adaptations, and additional creative applications while improving the management and utilization of valuable digital content resources throughout the production lifecycle.

-	Cinematic Multi-Person Collaboration

“Imaginary” supports collaborative content creation through multi-user workflows that enable creative teams to work together within a shared production environment. The platform provides features such as shared asset libraries, workflow coordination tools, and reusable production templates to facilitate collaboration among different contributors, including writers, directors, designers, and other creative professionals. These capabilities allow teams to coordinate creative processes more effectively, maintain consistency across production stages, and improve communication throughout content development. By supporting collaborative workflows, “Imaginary” is designed to accommodate the needs of modern content production teams operating across different locations.

-	AI Model Aggregation

“Imaginary” integrates access to multiple artificial intelligence models and creative technologies within a unified platform, allowing users to leverage different AI capabilities based on specific content creation requirements. The platform is designed to support the integration of various AI models, including models for image generation, video generation, and other creative applications, while maintaining compatibility with relevant digital production tools, including three-dimensional content creation software. This model aggregation approach provides creators with greater flexibility in selecting appropriate AI capabilities for different stages of production and supports the development of more diverse and sophisticated digital content.

Screenshots of “Imaginary”

Online Advertising, Branded Content and Marketing Solutions

In addition to the entertainment products that we offer, we also offer marketing solutions to our advertising customers. We provide branded content solutions that enable advertisers to engage audiences through original micro drama series and integrated marketing campaigns. Our services include the development, production, and marketing of branded micro dramas series, in which we collaborate with advertising customers to create customized storytelling-driven content that aligns with their marketing objectives and target audiences. We provide all-in-one services covering script development, content production, and marketing support, leveraging our content creation capabilities and production expertise to integrate brand messages naturally into entertainment formats.

In addition to the production of dedicated branded content micro drama series, advertising customers may also participate in our existing micro drama productions through various forms of content integration, including product placement and other soft advertising approaches. These integrations are designed to incorporate brand elements naturally within the storyline and enhance audience engagement.

We also intend to collaborate with brands to develop marketing campaigns around our existing content portfolio. Such campaigns may include customized promotional activities, audience engagement initiatives, and other content-related marketing solutions designed to support brand awareness and audience interaction.

Sales and Marketing

Our sales and marketing strategy focus on (1) user acquisitions of our mobile application “Loomi: Short Drama”, (2) distribution of our original content micro drama series and (3) attracting our advertising customers.

User acquisitions

Our user acquisition strategy includes digital marketing initiatives together with strategic collaborations with various ecosystem partners, including digital wallet providers and telecommunications companies, to expand our reach and strengthen our presence across Southeast Asia.

Distribution of micro drama series

We distribute our original content micro drama series through multiple channels to maximize audience reach and commercial value. We primarily leverage on our internal distribution capabilities through our mobile application “Loomi: Short Drama”. We also collaborate with distribution partners to distribute such content to worldwide over-the-top (“OTT”) platforms and digital platforms, including social media platforms such as TikTok and YouTube.

In addition to distributing our original content micro drama series, we also intend to provide content distribution services for third-party produced micro drama series. We aim to assist content owners and partners in the distribution their content through our platforms, or platform that we partner with so as to generate revenue from these activities through commission-based arrangements or other agreed commercial terms.

Advertising customers

For advertising customers, we sell our brand advertising and marketing solutions services through direct sales by our sales team, as well as third-party advertising agencies. We have an experienced sales team who has in-depth industry experience and outreach to different advertising customers and third-party advertising agencies from time to time.

Competition

We face competition for content production, content sourcing, user traffic and advertising customers from other providers of online entertainment video services primarily in Chinese mainland. We also compete with other internet media and entertainment services, such as micro drama platforms, internet social platforms and short video platforms, as well as major TV stations. For a discussion of risks related to competition, see “Risk Factors—Risks Related to Our Business and Industry—Risk Related to our Digital Entertainment Business—We operate in a highly competitive market and we may not be able to compete effectively.”

Seasonality

Our business historically has not been subject to seasonal fluctuations.

Insurance

As required by laws and regulations in Malaysia, we participate in various employee social benefits plans that are organized by municipal and provincial governments, including medical insurance, job-related injury insurance, maternity insurance and unemployment insurance. However, aside from this, we do not have film production insurance, business liability or disruption insurance coverage for our digital entertainment business.

REGULATIONS

Regulations Related to Our Digital Entertainment Business

As our digital entertainment business evolves, we may, from time to time, be subject to government regulations. As the production and distribution of micro drama and artificial intelligence powered animation production are still at an early stage of development in the jurisdictions where we have presence, new laws and regulations may be adopted from time to time to require new licenses and permits in addition to those we currently have. This section sets forth the most important laws and regulations that govern our current business activities in multiple jurisdictions across the globe, including Hong Kong, Singapore and Malaysia.

Singapore

Broadcasting Act and Online Safety Regulation

The Broadcasting Act 1994 of Singapore, as amended by the Online Safety (Miscellaneous Amendments) Act 2022, establishes the principal regulatory framework governing online communication services accessible by Singapore users. The amendments introduced a new regulatory regime empowering Infocomm Media Development Authority (“IMDA”) to regulate online communication services with significant reach or impact in Singapore and to address harmful online content.

Under section 8(1) of the Broadcasting Act, a person must not provide any licensable broadcasting service in or from Singapore unless: (a) it has been granted a broadcasting licence by the IMDA; or (b) the licensable broadcasting service provided falls within one of the categories specified under section 9(1) of the BA read with paragraph 3 of the Broadcasting (Class Licence) Notification (“Class Licence Notification”) as being subject to an automatic class licence.

Under the Second Schedule to the Broadcasting Act, licensable broadcasting service includes video-on-demand service and computer on-line service. Under the Class Licence Notification, one of the categories of licensable broadcasting services that are subject to an automatic class licence is a computer on-line service that is provided by internet content providers (which is defined to include any corporation which provides any programme on the World Wide Web through the Internet, including any web publisher and any web server administrator).

Part 10A of the Broadcasting Act authorizes IMDA to issue Codes of Practice applicable to designated online communication services. Pursuant to the Code of Practice for Online Safety – Social Media Services, designated services are required to implement systems and processes to minimize users’ exposure to harmful content, establish community standards and content moderation measures, provide mechanisms for users to report harmful content, implement enhanced protections for minors and publish annual online safety reports.

The Broadcasting Act further empowers IMDA to issue directions requiring service providers to disable access to, remove or block “egregious content” accessible by Singapore users. Egregious content includes content advocating suicide or self-harm, child sexual exploitation, terrorism, physical or sexual violence, conduct endangering public health and content likely to incite racial or religious hostility.

A provider that fails to comply with applicable Online Safety Codes or regulatory directions may be subject to financial penalties of up to S$1.0 million, remedial directions, access-blocking measures and other enforcement actions. Continued non-compliance may result in additional sanctions, including service restrictions within Singapore.

Films Act and Content Classification

The Films Act 1981 regulates the importation, production, distribution and exhibition of films in Singapore. Audiovisual content distributed in Singapore may be subject to classification requirements administered by IMDA.

Section 6(1) of the Films Act provides that a person must not, unless authorised to do so by a licence or class licence (a) import any film in the course of any business; (b) distribute any film in the course of any business; or (c) publicly exhibit any film in the course of any business. Paragraph 3(1) of the Films (Licence – Exemption) Notification 2019 provides that a person who, in the course of business, imports any film is exempt from the licensing requirement under section 6(1) of the FA.

Content may be classified under various age-based ratings, including G, PG, PG13, NC16, M18 and R21. In certain circumstances, content may be refused classification entirely where the content is considered contrary to the national interest, public order or prevailing community standards. Content containing excessive violence, explicit sexual material, extremist content, drug abuse or other sensitive subject matter may be subject to restrictions, modifications or prohibition from distribution.

Persons distributing or exhibiting content in contravention of applicable classification requirements may be subject to fines, seizure of materials, suspension of exhibition rights and criminal liability under the Films Act.

Copyright Act 2021

Copyright protection in Singapore is governed principally by the Copyright Act 2021.

Our business depends substantially on copyrights and other intellectual property rights associated with scripts, audiovisual works, sound recordings, software, artwork, trademarks and related content. Copyright owners are generally granted exclusive rights to reproduce, publish, perform, communicate, adapt and commercially exploit protected works.

Unauthorized reproduction, communication or commercial exploitation of copyrighted materials may give rise to civil remedies including injunctions, damages, accounts of profits and delivery-up orders. Certain commercial-scale infringements may also constitute criminal offenses and may result in fines, imprisonment and confiscation of infringing materials.

Personal Data Protection Act 2012

The collection, use, disclosure and protection of personal data in Singapore are regulated by the Personal Data Protection Act 2012 (“PDPA”).

The PDPA establishes obligations relating to consent, notification, purpose limitation, access, correction, retention, protection and cross-border transfer of personal data. Our operations may involve the collection and processing of user registration information, subscription data, payment information, viewing preferences, advertising information and other personal information.

The Personal Data Protection Commission possesses investigative and enforcement powers and may issue directions requiring organizations to cease collection activities, implement corrective measures, destroy improperly obtained data or modify data handling practices. Violations of the PDPA may result in significant financial penalties, enforcement directions and other regulatory sanctions.

Protection from Online Falsehoods and Manipulation Act 2019

The Protection from Online Falsehoods and Manipulation Act 2019 (“POFMA”) empowers Singapore authorities to issue correction directions, stop communication directions, targeted correction directions, access blocking orders and other remedial measures where online statements are determined to be false and contrary to the public interest.

Online platforms, internet intermediaries and content providers may be required to publish correction notices, disable access to content or implement other compliance measures. Corporate entities that fail to comply with applicable directions may be subject to substantial financial penalties, including fines of up to S$500,000 or S$1.0 million for certain offenses under POFMA. Non-compliance may also result in access restrictions and additional enforcement actions.

Consumer Protection and Advertising Regulation

Our advertising, promotional and subscription-based activities are subject to the Consumer Protection (Fair Trading) Act 2003 and the Singapore Code of Advertising Practice.

Marketing communications, influencer promotions, subscription services, in-app purchases and other commercial activities must not contain false, misleading or deceptive representations. Regulatory authorities may seek injunctions, corrective measures, financial penalties and other remedies where unfair practices or misleading representations are identified.

Cybersecurity and Technology Regulation

Our technology infrastructure may also be subject to the Cybersecurity Act 2018 and related cybersecurity requirements. Depending on the nature of our operations and systems, we may be required to implement cybersecurity controls, maintain incident response capabilities and report certain cybersecurity incidents to the relevant authorities.

Malaysia

Communications and Multimedia Act 1998

The Communications and Multimedia Act 1998 (Act 588) (“CMA”) establishes the principal regulatory framework governing communications, multimedia and online content services in Malaysia. The CMA regulates content applications services and empowers the MCMC to supervise content disseminated through electronic networks, including websites, mobile applications, streaming platforms and other online communication services.

Part IX of the CMA contains content-related requirements applicable to content applications service providers. Section 211 prohibits the provision of content that is indecent, obscene, false, menacing or offensive in character, while Section 233 prohibits the improper use of network facilities or network services to transmit communications that are obscene, indecent, false, menacing or offensive with intent to annoy, abuse, threaten or harass another person. The CMA further empowers the MCMC to investigate suspected violations, require the production of information and documents, issue directions and pursue enforcement actions.

Violations of the CMA may result in criminal liability, including monetary fines, imprisonment, suspension or revocation of licenses, blocking of content and other regulatory sanctions. The Malaysian Communications and Multimedia Commission (“MCMC”) also possesses investigative powers, including information-gathering, inspection and enforcement powers under the CMA.

Malaysian Communications and Multimedia Content Code

Pursuant to the CMA, the Communications and Multimedia Content Forum of Malaysia has developed the Malaysian Communications and Multimedia Content Code (“Content Code”), which establishes industry standards and best practices for content disseminated through communications and multimedia services. The Content Code addresses, among other matters, offensive content, indecent material, violence, children’s content, advertising standards, religious sensitivities and public morality considerations.

Content providers are expected to exercise reasonable measures to ensure that content distributed through their services complies with applicable standards. Content that promotes excessive violence, explicit sexual conduct, hate speech, criminal activities or material contrary to public order or morality may be subject to regulatory scrutiny and enforcement action.

Online Safety Act 2025

Malaysia’s Online Safety Act 2025 (“OSA”) came into force on January 1, 2026 and complements the CMA by establishing a dedicated framework to address harmful online content. The OSA grants regulatory authorities powers to require the removal, restriction or disabling of harmful online content and imposes compliance obligations on certain online service providers. The legislation was introduced to address online harms, including cyberbullying, exploitation, misinformation, deepfakes and other harmful content distributed through digital platforms.

Depending on the nature and scale of operations, online platform operators may become subject to additional obligations concerning content moderation, user reporting mechanisms, compliance procedures and cooperation with regulatory authorities. Failure to comply with applicable obligations may result in enforcement actions, financial penalties, access restrictions and other regulatory measures.

Film Censorship Act 2002

The Film Censorship Act 2002 regulates the production, importation, distribution, possession and exhibition of films in Malaysia. The Film Censorship Board of Malaysia (“LPF”) is responsible for reviewing and classifying films intended for public exhibition or distribution within Malaysia. Any film intended to be exhibited or distributed in Malaysia may be required to obtain approval and classification from the LPF.

Content containing explicit sexual material, nudity, excessive violence, religiously sensitive content, extremist themes or material considered contrary to public order may be restricted, modified, refused classification or prohibited from distribution. Distributing or exhibiting films without complying with applicable classification requirements may result in fines, imprisonment, confiscation of materials and other enforcement actions.

Copyright Act 1987

Our business relies significantly on copyrights and other intellectual property rights relating to scripts, audiovisual productions, sound recordings, software, artwork and related creative assets. Copyright protection in Malaysia is principally governed by the Copyright Act 1987.

Copyright owners are generally granted exclusive rights to reproduce, distribute, communicate, adapt and commercially exploit protected works. Unauthorized use or reproduction of copyrighted materials may give rise to civil remedies, including injunctions, damages and accounts of profits. Certain commercial-scale infringements may also constitute criminal offenses and may result in fines, imprisonment and seizure of infringing materials.

Personal Data Protection Act 2010

The collection, use, disclosure and processing of personal data in commercial transactions are regulated by the Personal Data Protection Act 2010 (“PDPA”). The PDPA establishes data protection principles governing the collection, use, retention, disclosure, security and transfer of personal data. Our operations may involve the collection and processing of user registration information, payment information, viewing histories, subscription data and other personal information.

The PDPA grants rights to data subjects regarding access to and correction of their personal data and imposes obligations on organizations processing personal information. Regulatory authorities may investigate violations and impose enforcement measures, including fines, criminal penalties and corrective directions. Cross-border transfers of personal data are also subject to statutory restrictions and compliance requirements.

Consumer Protection and Advertising Regulation

Our advertising, promotional and subscription activities are subject to the Consumer Protection Act 1999 and related advertising standards and industry guidelines. Advertising content, influencer marketing campaigns, subscription offerings, promotional materials and in-app purchase arrangements must not contain false, misleading or deceptive representations.

Regulators may investigate unfair trade practices and misleading representations and may seek injunctions, corrective measures, monetary penalties and other remedies where violations occur.

Hong Kong

Control of Obscene and Indecent Articles Ordinance (Cap. 390)

The Control of Obscene and Indecent Articles Ordinance (Chapter 390 of the Laws of Hong Kong) (“COIAO”) is the principal legislation governing the publication and dissemination of obscene and indecent content in Hong Kong. The COIAO applies to articles published in Hong Kong, including content disseminated through websites, mobile applications, streaming platforms and other internet-based services.

Under the COIAO, “obscenity” and “indecency” include violence, depravity and repulsiveness. Articles may be classified by the Obscene Articles Tribunal as:

●	Class I (neither obscene nor indecent);

●	Class II (indecent); or

●	Class III (obscene).

Class III articles are prohibited from publication. Class II articles may only be distributed in compliance with statutory restrictions, including age-access controls and warning notice requirements. The COIAO is enforced by OFNAA, the Hong Kong Police Force and the Customs and Excise Department.

A person convicted of publishing an obscene article may be liable to a fine of up to HK$1,000,000 and imprisonment for up to three years. A person who publishes indecent articles in contravention of statutory restrictions may be liable to fines and imprisonment. Regulatory authorities may also seize offending materials and seek removal or blocking of online content.

Broadcasting Ordinance (Cap. 562)

The Broadcasting Ordinance (Chapter 562 of the Laws of Hong Kong) establishes the licensing framework for television broadcasting services in Hong Kong.

Internet-based audiovisual services distributed solely through the public Internet are generally not subject to the traditional television licensing regime applicable to domestic free television programme services, domestic pay television programme services or non-domestic television programme services. Accordingly, operators of online streaming platforms and mobile applications distributing microdrama content over the Internet generally are not required to obtain a broadcasting licence solely as a result of providing internet-based content services.

However, if a service falls within a regulated broadcasting category, operation without the required authorization may result in enforcement action, including fines, suspension orders and criminal liability under the Broadcasting Ordinance.

Film Censorship Ordinance (Cap. 392)

The Film Censorship Ordinance (Chapter 392 of the Laws of Hong Kong) regulates the exhibition and distribution of films intended for public exhibition in Hong Kong.

The Film Censorship Authority may require films to be submitted for examination and classification prior to public exhibition. Depending on the content involved, films may be approved, approved subject to conditions, or refused approval. Films that are considered contrary to public order, public morality or national security interests may be prohibited from exhibition.

Persons who publicly exhibit films without complying with applicable classification or approval requirements may be subject to fines, imprisonment and revocation of approvals.

Copyright Ordinance (Cap. 528)

Copyright protection in Hong Kong is governed principally by the Copyright Ordinance (Chapter 528 of the Laws of Hong Kong).

Our business relies extensively on copyrights and related intellectual property rights associated with scripts, audiovisual works, sound recordings, music, software, artwork, visual effects and other creative assets. The Copyright Ordinance grants copyright owners exclusive rights to reproduce, distribute, communicate to the public, adapt and commercially exploit protected works. Films, sound recordings, broadcasts and literary works are among the categories of works protected under the ordinance.

Copyright owners may seek civil remedies including injunctions, damages, accounts of profits and delivery-up orders against infringing parties. Certain commercial-scale infringements may also attract criminal liability, including fines, imprisonment and seizure of infringing materials.

Personal Data (Privacy) Ordinance (Cap. 486)

The collection, use, storage and processing of personal data in Hong Kong are governed by the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”).

Our operations may involve the collection and processing of personal information relating to users, subscribers, content creators, advertisers and business partners, including account information, payment information, viewing histories and user engagement data.

The PDPO establishes six data protection principles governing the collection, accuracy, use, security, transparency and access rights relating to personal data. The PCPD possesses investigative and enforcement powers and may issue enforcement notices requiring organizations to remedy contraventions of the PDPO.

Failure to comply with enforcement notices and certain provisions of the PDPO may result in criminal liability, fines and imprisonment. The Personal Data (Privacy) (Amendment) Ordinance 2021 also introduced criminal offenses relating to doxxing activities and enhanced enforcement powers for the Privacy Commissioner.

Trade Descriptions Ordinance (Cap. 362)

Our advertising, promotional and subscription-based activities are subject to the Trade Descriptions Ordinance (Chapter 362 of the Laws of Hong Kong).

The ordinance prohibits false trade descriptions, misleading omissions, aggressive commercial practices, bait advertising, bait-and-switch practices and other unfair trade practices involving goods and services supplied to consumers. Subscription offerings, in-app purchases, influencer marketing campaigns and digital advertising activities conducted by our business are subject to these requirements.

Contraventions may result in criminal prosecution, fines, imprisonment and injunctive relief. Regulatory authorities may also require corrective actions and other remedial measures.

National Security and Content Regulation

Certain audiovisual content distributed in Hong Kong may be subject to review under laws relating to national security and public order. Regulatory authorities possess powers to prohibit or restrict content considered contrary to national security interests. Amendments to Hong Kong’s film censorship regime and related regulatory guidance have increased scrutiny of content that may be considered inconsistent with national security requirements.

Violations of applicable national security laws may result in substantial criminal penalties, including significant fines, imprisonment, content removal orders and restrictions on distribution activities.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of the Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Shares. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Holders of our Management Shares are entitled to one million (1,000,000) votes per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. The Management Shares do not carry any dividend or distribution rights nor are they convertible into Ordinary Shares at any time.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him or her, subject to applicable community property laws.

We have based percentage ownership in the table below on 2,415,472 Ordinary Shares and 100 Management Shares, issued and outstanding as of the date of this prospectus.

Name of Beneficial Owner	Number of Ordinary Shares	Number of Management Shares	Approximate percentage of outstanding Shares	Approximate percentage of voting power
Directors and executive officers
Kai Man Fung (1) (2)	57,224	100	2.4%	97.7%
Wai Yiu Yau (1)	-	-	-	-
Tsz Ngo Yu (1) (2)	57,224	100	2.4%	97.7%
San Man Leng (1)	-	-	-	-
Ho Chuen Shin (1)	-	-	-	-
Kin Fung Tsui (1)	-	-	-	-
All directors and executive officers as a group	57,224	100	2.4%	97.7%
Principal shareholders
Central Master Enterprises Limited (2) (3)	57,224	100	2.4%	97.7%

(1)	Except as otherwise indicated below, the business address for all directors and executive officers is Office 1401, Level 14, 197 St Georges Tce, Perth, WA 6000, Australia.

(2)

Central Master Enterprises Limited is owned by the Controlling Shareholders equally. Each of the Controlling Shareholders is deemed to have a beneficial interest over the 57,224 Ordinary Shares and 100 Management Shares owned by Central Master Enterprises Limited.

(3)	The registered address of Central Master Enterprises Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

DESCRIPTION OF SHARE CAPITAL

The following description of the share capital of the Company and the provisions of our Memorandum and Articles of Association are summaries, do not purport to be complete and is qualified in its entirety by reference to our Memorandum and Articles of Association, filed as an exhibit to the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

Our Ordinary Shares

As of the date of this prospectus, our authorized share capital is US$100,000,000 divided into 500,000,000 shares of US$0.20 par value each. As of the date of this prospectus, 2,415,472 Ordinary Shares and 100 Management Shares are issued and outstanding, and are fully paid.

Our Memorandum and Articles

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares and the Management Shares.

Objects of Our Company. Under our Memorandum and Articles, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Shares. Our Ordinary Shares and Management Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. The holders of our Management Shares are not entitled to any dividend or distribution (whether upon a winding up or otherwise). Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. A resolution put to the vote of a meeting shall be decided on a poll, save that the chairman of the meeting may, in good faith allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. On a show of hands, every shareholder present in person (or being a corporation, by its duly authorized representative) or by proxy shall have one vote. On a poll, every shareholder present in person or by proxy shall have one vote for every fully paid share held (subject to any special rights conferred on the holders of any other shares or class of shares, including the Management Shares, which are entitled to 1,000,000 votes per share). Where the chairman of the meeting allows a resolution which relates to a procedural or administrative matter to be voted on by a show of hands, a poll may be demanded by:

●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;

●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Unless otherwise provided in the Memorandum and Articles of the Company and/or the terms of issue of the Management Shares, holders of Ordinary Shares and Management Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders. Each Ordinary Share has one (1) vote and each Management Share has one million (1,000,000) votes at a meeting of shareholders or on any resolution of shareholders of the Company (whether in writing or otherwise).

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of the voting rights of the total issued voting shares of our company.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Under our Articles, written resolutions of shareholders (or shareholders of a class of shares) are permissible without the need for any notice, but if any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. A special resolution must however be consented to by all shareholders entitled to vote in accordance with the Companies Act.

Transfer of Ordinary Shares.    Subject to the restrictions set out below and save for Management Shares, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares are to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Under our Articles, no Management Share shall be sold, transferred, assigned or disposed of, whether directly or indirectly, whether through voting proxy or otherwise by a holder thereof to any person or entity except (i) with the prior approval of the Board; or (ii) if the transferee is ultimately controlled by a Founder (as defined in our Articles) or another holder of Management Shares, or is an affiliate of a Founder (as defined in our Articles) or another holder of Management Shares in which case no prior approval of the Board is strictly required.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the amount paid up on the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them. If there are any surplus assets upon a winding up or dissolution of the Company, only the holders of Ordinary Shares, not Management Shares, are entitled to such surplus assets.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by written resolutions of all holders of the shares of that class (if such variation is recommended by a majority of the Board). The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares. No separate general meetings of the holders of a class or series of shares or written resolutions of holders of a class or series of shares may be convened or passed, as the case may be, unless such class meeting is called by the chairman of the Board or a majority of the Board, or such written resolutions of holders of a class or series of shares is recommended by the Board.

Issuance of Additional Shares.    Our Memorandum and Articles authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our Memorandum and Articles have provisions that provide our shareholders the right to inspect our register of shareholders without charge or for a nominal charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions.    Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by in the case of a scheme of arrangement with members or class of members, seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and in the case of a scheme of arrangement with creditors, a majority in number of the class of creditors or class of creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected, the offeror may, within two months after the approval by such holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Articles or by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Memorandum and Articles also do not provide our shareholders with any right to requisite any general meeting nor to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Memorandum and Articles.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or by written resolutions of all holders of the shares of that class (if such variation is recommended by a majority of the Board). Pursuant to our Articles, no separate general meetings of the holders of a class or series of shares or written resolutions of holders of a class or series of shares may be convened or passed, as the case may be, unless such class meeting is called by the chairman of the Board or a majority of the Board, or such written resolutions of holders of a class or series of shares is recommended by the Board.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

The Ordinary Shares are listed on the Nasdaq under the symbol “GVH”. On July 13, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $4.62 per share.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, New York 11593.

MATERIAL INCOME TAX CONSIDERATIONS

The discussion in this section is not intended to be and does not constitute legal or tax advice. It is based on the current tax laws and practice in the respective jurisdictions identified below and is subject to changes in such laws, or in the interpretation thereof. Such changes may be retrospective. No assurance can be given that courts or fiscal authorities responsible for the administration of such laws will agree with this interpretation or that changes in such laws and practice will not occur on a retrospective basis.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Hong Kong Profits Taxation

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Singapore Taxation

Corporate Tax

Corporate taxpayers (whether Singapore tax resident or non-Singapore tax resident) are generally subject to Singapore income tax on income accruing in or derived from Singapore, and on foreign-sourced income received or deemed to be received in Singapore (unless specified conditions for exemption are satisfied). Foreign income in the form of dividends, branch profits and service fee income received or deemed to be received in Singapore by a Singapore tax resident corporate taxpayer may however be exempt from Singapore tax if specified conditions are met. Section 43(1) of the Income Tax Act 1947 of Singapore (“ITA”) provides that the prevailing corporate income tax rate is 17%. Sections 43(6B) and 43(6D) of the ITA also provide for certain partial tax exemptions.

Dividend Distributions and Withholding Tax

All Singapore tax resident companies are under the one-tier corporate taxation system of Singapore (“One-Tier System”). Under the One-Tier System, the tax collected from corporate profits is a final tax and the after-tax profits of the company resident in Singapore can be distributed to the shareholders as tax-exempt (one-tier) dividends. Such dividends are tax-exempt in the hands of the shareholders, regardless of whether the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident. Singapore currently does not impose withholding tax on dividends paid to resident or non-resident shareholders.

Goods and Services Tax

The Goods and Services Tax Act 1993 of Singapore governs goods and services tax (“GST”), which is a consumption tax that is levied on the import of goods into Singapore (excluding certain specified categories of imports), as well as nearly all supplies of goods and services in Singapore. The prevailing rate of GST is 9%. Certain supplies are exempt from GST, including the provision of certain financial services, and the sale and lease of residential properties. The provision of international services and the export of goods are generally zero-rated (i.e. subject to GST at a rate of 0%).

Stamp Duty

There is no stamp duty payable on the subscription and issuance of shares. Where shares evidenced in certificate form are acquired in Singapore and where a company maintains a share registry in Singapore, stamp duty is payable on the instrument of transfer of such shares at the rate of 0.2% of the consideration for, or the net asset value of, such shares, whichever is higher. The purchaser has an obligation to pay stamp duty, unless there is an agreement to the contrary.

Malaysia Taxation

Effective January 1, 2024, the Government of Malaysia through the Finance (No. 2) Act 2023, as gazetted on 29 December 2023, introduced a capital gains tax under which gains or profits from the disposal of capital assets are treated as income chargeable to income tax under the Income Tax Act 1967. For the purposes of the Income Tax Act 1967, “capital asset” means (a) any moveable or immovable property situated outside Malaysia, including any rights or interests attached, or (b) movable property situated in Malaysia which is a share of a company incorporated in Malaysia not listed on the stock exchange (including any rights or interests thereof) owned by a company, limited liability partnership, trust body or co-operative society.

On December 29, 2023, the Income Tax (Exemption) (No. 7) Order 2023 was gazetted, which provides that a company, limited liability partnership, trust body or co-operative society is given an income tax exemption in respect of any gains or profits from the disposal of unlisted shares in Malaysian companies during the period commencing from January 1, 2024 to February 29, 2024. As such, capital gains tax will only be payable on disposals of unlisted shares in Malaysian companies from March 1, 2024.

The capital gains tax rate on the chargeable income of a company, limited liability partnership, trust body or co-operative society from the disposal of capital assets situated in Malaysia that were acquired before January 1, 2024 will be (i) 10% on the chargeable income from the disposal of the capital asset; or (ii) 2% on the gross disposal price of the capital asset. In respect of the disposal of capital assets situated in Malaysia that were acquired on or after January 1, 2024, the capital gains tax rate will be 10% on the chargeable income from the disposal of the capital asset.

Real property gains tax which is governed by the Real Property Gains Tax Act 1976, is a tax on gains arising from the disposal of real property or shares in real property company. Neither subject affects our Malaysian subsidiary as it is not engaged in activities involving disposing its real property or shares in real property company.

The type of transactions that Malaysian subsidiary typically enter into with their foreign holding company (that is not attributable to a business carried on in Malaysia by the foreign holding company) are royalties, interest or service fees. With respect to such income, the tax liability of the foreign holding company, it being a non-resident will be settled by way of withholding tax (“WHT”) deducted by the paying entity, i.e. the Malaysian subsidiary. The following are WHT rates that apply as per the limited agreement that exists between the United States of America and Malaysia: (Royalties: 10%, Interest: 15%, Dividends: 0%, Technical Fees: 10%).

Payments of the above types of income to non-residents (except for dividends) are subject to WHT which is due and payable to the Inland Revenue Board of Malaysia within one month after paying or crediting such payments. There is no WHT on dividends paid by Malaysian company.

Material Australian Tax Considerations

The following discussions provide a general summary of the material Australian income tax, stamp duty, and goods and services tax considerations generally applicable to the acquisition, ownership, and disposal by the absolute beneficial owners of the Ordinary Shares issued by us.

This discussion is based upon existing Australian tax law as of the date of this prospectus, which is subject to change, possibly retrospectively. This discussion does not address all aspects of Australian tax law, which may be important to particular investors in light of their investment circumstances, such as shares held by investors subject to special tax rules (for example, financial institutions, insurance companies, or tax-exempt organizations).

It does not purport to address all possible tax situations that may be relevant to a decision to purchase, own, or deposit our Ordinary Shares. It is included herein solely for preliminary information purposes and is not intended to be, nor should it be construed to be, legal or tax advice. We, our officers, employees, taxation or other advisers do not accept any liability or responsibility in respect of any statement concerning taxation consequences or the taxation consequences.

Prospective purchasers of our Ordinary Shares should consult their tax advisers on the applicable tax consequences related to the ownership of our Ordinary Shares, based on their particular circumstances.

The comments in this section deal only with the Australian taxation implications of the ownership and disposition of our Ordinary shares if you hold our Ordinary shares as investments on a capital account. In addition, this summary does not discuss any non-Australian or state tax considerations, other than stamp duty and goods and services tax.

For this summary, a holder of our Ordinary Shares that is not an Australian tax resident and is not carrying on business in Australia at or through a permanent establishment is referred to as a “Non-Australian Holder”.

Conversely, for the purposes of this summary, a holder that is an Australian tax resident or is carrying on business in Australia at or through a permanent establishment is referred to as an “Australian Resident Holder”.

Please be aware that the residence concept used in this section applies for Australian tax assessment purposes only. Any reference in this section to a tax, duty, levy impost, or other charge or withholding of a similar nature refers to Australia’s tax laws and/or concepts only. Also, please note that a reference to Australian income tax encompasses corporate income tax and personal income tax generally.

Taxation of the Company

As the Company is a fully taxable Australian company, its taxable income is subject to corporate income tax in Australia. All Australian companies are subject to a corporate income tax rate of 30%, other than those classified as a “base rate company”, which are businesses with revenue of less than A$50 million (US$78 million) that are subject to a reduced corporate income tax rate of 25% for the 2021/2022 income year and up to the date of this prospectus. The Company is not considered an Australian company for the years ended September 30, 2022, 2023 and 2024.

Taxation of Australian Resident Holders

Taxation of Dividends

Dividends paid by us on our Ordinary Shares should constitute the assessable income of an Australian Resident Holder. Australia operates a dividend imputation system under which dividends may be declared to be “franked” to the extent they are paid out of company profits that have been subject to income tax.

Individuals and complying superannuation entities

Australian Resident Holders who are individuals or complying superannuation entities should include the dividend in their assessable income in the year the dividend is paid, together with any franking credit attached to that dividend.

Subject to the comments concerning ‘Qualified Persons’ below, such Australian Resident Holders should be entitled to a tax offset equal to the franking credit attached to the dividend. The tax offset can be applied to reduce the tax payable on the investor’s taxable income. Where the tax offset exceeds the tax payable on the investor’s taxable income, the investor should be entitled to a tax refund equal to the excess.

To the extent that the dividend is unfranked, an Australian individual Shareholder will generally be taxed at their prevailing marginal rate on the dividend received (with no tax offset). Complying Australian superannuation entities will generally be taxed at the prevailing rate for complying superannuation entities on the dividend received (with no tax offset).

Companies

Australian Resident Holders that are companies are also required to include both the dividend and the associated franking credits (if any) in their assessable income.

Subject to the comments in relation to ‘Qualified Persons’ below, such companies should be entitled to a tax offset up to the amount of the franking credit attached to the dividend. Likewise, the company should be entitled to a credit in its own franking account to the extent of the franking credits attached to the distribution received. This will allow the Australian Resident Holders that are companies to pass on the franking credits to its investor(s) on the subsequent payment of franked dividends.

Excess franking credits received by the company shareholder will not give rise to a refund entitlement for a company but may be converted into carry forward tax losses instead. This is subject to specific rules on how the carry forward tax loss is calculated and utilized in future years. For completeness, this tax loss cannot be carried back under the loss carry back tax offset rules introduced in the 2020-21 Federal Budget.

Trusts and partnerships

Australian Resident Holders who are trustees (other than trustees of complying superannuation entities, which are dealt with above) or partnerships are also required to include any dividends and any franking credits in calculating the net income of the trust or partnership. Where a fully franked or partially franked dividend is received, the relevant beneficiary or partner may be entitled to a tax offset equal to the beneficiary’s or partner’s share of the net income of the trust or partnership.

To the extent that the dividend is unfranked, an Australian trustee (other than trustees of complying superannuation entities) or partnerships, will be required to include the unfranked dividend in the net income of the trust or partnership. The relevant beneficiary will be taxed at the relevant prevailing tax rate on their share of the net income of the trust or partnership (with no tax offset).

Qualified Persons

The benefit of franking credits can be denied where an Australian Resident Holder is not a ‘qualified person’ in which case the Holder will not be able to include an amount for the franking credits in their assessable income and will not be entitled to a tax offset.

Broadly, to be a qualified person, a shareholder must satisfy the holding period rule and, if necessary, the related payment rule. The holding period rule requires a shareholder to hold the shares ‘at risk’ for at least 45 days continuously during the qualification period — starting from the day after acquiring the shares and ending 45 days after the shares become ex-dividend — in order to qualify for franking benefits.

This holding period rule is subject to certain exceptions, including where the total franking offsets of an individual in a year of income do not exceed A$5,000.

Whether you are qualified person is a complex tax issue which requires analysis based on each shareholder’s individual circumstances. Iris Energy ordinary shareholders should obtain their own tax advice to determine if these requirements have been satisfied.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

For Australian Resident Holders, who hold their Ordinary Shares on capital account, the future disposal of Ordinary Shares will give rise to a CGT event at the time which the legal and beneficial ownership of the Ordinary Shares are disposed of. Australian Resident Holders will derive a capital gain on the disposal of their Ordinary Shares in Iris Energy to the extent that the capital proceeds exceed the cost base of their Ordinary Shares.

A capital loss will be made where the capital proceeds are less than the cost base of their Ordinary Shares. Where a capital loss is made, capital losses can only be offset against capital gains derived in the same or later incomes years. They cannot be offset against ordinary income nor carried back to offset net capital gains arising in earlier income years. Capital losses may be carried forward to future income years subject to the satisfaction of the Australian loss testing provisions.

Capital Proceeds

The capital proceeds should generally be equal to any consideration received by the Australian Resident Holder with respect to the disposal of our Ordinary Shares.

Cost base of an Ordinary Share

The cost base of an Ordinary Share will generally be equal to the cost of acquiring the Ordinary Share, plus any incidental costs of acquisition and disposal (i.e. brokerage costs and legal fees).

CGT Discount

The CGT discount may apply to Australian Resident Holders that are individuals complying Australian superannuation funds or trusts, who have held, or are taken to have held, their Ordinary Shares for at least 12 months (not including the date of acquisition or date of disposal) at the time of the disposal of their Ordinary Shares.

The CGT discount is:

●	One-half if the Australian Resident Holder is an individual or trustee: meaning only 50% of the capital gain will be included in the Australian Resident Holder’s assessable income; and

●	One-third if the Australian Resident Holder is a trustee of a complying superannuation entity: meaning only two-thirds of the capital gain will be included in the Australian Resident Holder’s assessable income.

The CGT discount is not available to Australian Resident Holders that are companies.

If an Australian Resident Holder makes a discounted capital gain, any current year and/or carried-forward capital losses will be applied to reduce the undiscounted capital gain before the relevant CGT discount is applied. The resulting amount forms the Australian Resident Holder’s net capital gain for the income year and is included in its assessable income.

The CGT discount rules relating to trusts are complex. Subject to certain requirements being satisfied, the capital gain may flow through to the beneficiaries in that trust, who will assess the eligibility for the CGT discount in their own right. Accordingly, we recommend trustees seek their own independent advice on how the CGT discount applies to the trust and its beneficiaries.

Taxation of Non-Australian Holders

Taxation of Dividends

Non-Australian Holders who do not have a permanent establishment in Australia should not be subject to Australian income tax. As the Company is not regarded as an Australian company for taxation purposes, Non-Australian Holders should not be subject to Australian dividend withholding tax on their Ordinary Shares dividends.

Capital Gains Tax (“CGT”) Implications

Disposal of shares

As we are not considered an Australian company, Non-Australian Holders who are treated as the owners of the underlying shares on the basis that they are absolutely entitled to those Ordinary Shares will not be subject to Australian capital gains tax on the gain made on a sale or other disposal of Ordinary Shares.

Dual Residency

If a holder of Ordinary Shares is a resident of both Australia and the United States under those countries’ domestic taxation laws, that holder may be subject to tax as an Australian resident. If, however, the holder is determined to be a U.S. resident for the purposes of the Double Taxation Convention between the United States and Australia, the Australian tax would be subject to limitation by the Double Taxation Convention. Holders should obtain specialist taxation advice in these circumstances.

General Australian Tax Matters

The below comments apply to both Australian Resident Holders and Non-Australian Holders.

Stamp Duty

No Australian stamp duty is payable on the issue, transfer and/or surrender of the Ordinary Shares, provided that the securities issued, transferred and/or surrendered do not represent 90% or more of our issued shares.

Goods and Services Tax

No Australian GST will be payable on the supply of the Ordinary Shares.

Subject to certain requirements, there may be a restriction on the entitlement of holders of our Ordinary Share to claim an input tax credit for any GST incurred on costs associated with the acquisition or disposal of our Ordinary Shares (e.g. lawyer’s and accountants’ fees).

New Zealand Profits Taxation

We believe that the Company, or Globavend HK, should not be treated as tax resident in New Zealand for New Zealand income tax purposes because each of them is not incorporated in New Zealand, does not have its head office or center of management in New Zealand and its board of directors does not exercise control of the company in New Zealand. However, there can be no assurance that the New Zealand taxation authorities will ultimately take a view that is consistent with us.

Provided that the Company is not tax resident in New Zealand for New Zealand income tax purposes:

●	it will be subject to New Zealand income tax on income it derives or is deemed to derive which has a New Zealand source (such as income derived from or attributable to a permanent establishment that Globavend HK has or is deemed to have in New Zealand, and dividends it receives from a New Zealand tax resident company);

●	holders of our Ordinary Shares who are not New Zealand tax residents should not be subject to New Zealand income tax on distributions by Globavend HK or gains realized from the sale or other disposition of our Ordinary Shares; and

●	holders of our Ordinary Shares who are New Zealand tax residents will be subject to New Zealand income tax on income which they derive or are deemed to derive from the holding and disposition of our Ordinary Shares at the rate applicable to that holder (currently of up to 33%). It is possible that the rate of New Zealand income tax in such situations may be reduced or eliminated by the operation of an applicable double tax agreement between New Zealand and another jurisdiction in which the holder is tax resident. It is also possible that the amount of tax payable in New Zealand may be reduced or offset by a tax credit available for non-New Zealand taxes paid by or on behalf of the holder.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase our Ordinary Shares pursuant to this Offering and hold such Ordinary Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering), marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gains recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

Our Ordinary Shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded. A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us with respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions with respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those which hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss with respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains with respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

The following is a discussion on certain Cayman Islands and Hong Kong income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands and Hong Kong laws.

STANDBY EQUITY PURCHASE AGREEMENT

On June 16, 2026, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with the Selling Shareholder, pursuant to which the Selling Shareholder has agreed to purchase up to $20 million (the “Commitment Amount”) of Ordinary Shares, over the course of 36 months after the date of the SEPA upon notice (each an “Advance Notice”) from the Company from time to time (each such occurrence, an “Advance”), subject to the restrictions and satisfaction of the conditions in the SEPA.

Subject to certain terms and conditions, the purchase price of the Ordinary Shares sold to the Selling Shareholder will be, at the selection of the Company, either (1) 93% of the volume-weighted average price (the “VWAP”) of the Ordinary Shares commencing upon receipt by the Company of written confirmation of receipt of an Advance Notice by the Selling Shareholder and ending on 4:00 p.m. New York Time on the same trading day (the “Option 1 Period”), or (2) 96% of the lowest daily VWAP of the Ordinary Shares during the three consecutive trading days commencing on the date of such Advance Notice.

Pursuant to the SEPA, we have the sole discretion to determine the timing and dollar amount of shares sold through the delivery of Advance Notices to the Selling Shareholder. An Advance Notice may not direct the Selling Shareholder to purchase a number of Ordinary Shares exceeding 100% of the average of the daily trading volume of Ordinary Shares on Nasdaq during the five consecutive trading day-period immediately preceding an Advance Notice. There are no mandatory minimum Advance under the SEPA, although we may elect to set forth a minimum price in each Advance Notice, and no non-usage fees for not utilizing the Commitment Amount. If we select an Option 1 Period and the number of Ordinary Shares traded on Nasdaq during such period is less than the number of Ordinary Shares subject to the Advance divided by 0.3, then the number of Ordinary Shares for such Advance will be reduced by the lesser of (i) 30% of the trading volume of the Ordinary Shares during such period or (ii) the number of Ordinary Shares sold by the Selling Shareholder during such period. In addition, the Selling Shareholder’s obligation to purchase Ordinary Shares under the SEPA is limited to a number of Ordinary Shares that would result in the Selling Shareholder and its affiliates beneficially owning no greater than 4.99% of outstanding Ordinary Shares.

In accordance with the SEPA, we have paid the Selling Shareholder a structuring fee in the amount of $35,000 and will pay a commitment fee of $200,000 by the earlier of September 16, 2026 or five business days following the effective date of the registration statement registering for resale Ordinary Shares issuable to the Selling Shareholder pursuant to the SEPA. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA other than a prohibition on entering into “Variable Rate Transactions” (as such term is defined in the SEPA), other than with the Selling Shareholder, until the SEPA is no longer in effect.

The SEPA contains customary representations, warranties, covenants, closing conditions and indemnification provisions. Sale of Ordinary Shares under the SEPA may commence only after certain conditions have been satisfied, including the effectiveness of the registration statement of which this prospectus forms part.

We intend to use the proceeds from the sale of the Ordinary Shares by the Company to the Selling Shareholder for working capital and general corporate use.

The foregoing description of the SEPA does not purport to be complete and is qualified in its entirety by the full text of the SEPA, a copy of which is filed as Exhibit 10.1 to our Report of Foreign Private Issuer on Form 6-K filed with the SEC on June 18, 2026, and is incorporated herein by reference.

SELLING SHAREHOLDER

This prospectus relates to the possible resale from time to time by the Selling Shareholder named in the table below of any or all of the SEPA Shares that have been or may be issued by us to the Selling Shareholder. For additional information regarding the issuance of the SEPA Shares covered by this prospectus, see the section titled “Standby Equity Purchase Agreement” above. We are registering the SEPA Shares for resale pursuant to the Selling Shareholder’s registration rights under the SEPA in order to permit the Selling Shareholder to offer the SEPA Shares for resale from time to time.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Share or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

The table below presents information regarding the Selling Shareholder and the SEPA Shares that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Shareholder and reflects holdings as of July 13, 2026. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered Pursuant to this Prospectus” represents all of the SEPA Shares that the Selling Shareholders may offer under this prospectus. The Selling Shareholder may sell some, all or none of our SEPA Shares registered in this prospectus in this offering. We do not know how long the Selling Shareholder will hold our Ordinary Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the SEPA Shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Ordinary Shares with respect to which the Selling Shareholder has sole or shared voting and investment power. The actual number of Ordinary Shares that we may ultimately issue and sell to the Selling Shareholder under the SEPA may be fewer than the total SEPA Shares being offered for resale under this prospectus.

	Ordinary Shares beneficially owned prior to this Offering			Maximum number of SEPA Shares to be offered pursuant to this prospectus (1)			Ordinary Shares beneficially owned after this Offering (2)
Name of Selling Shareholder	Number of Ordinary Shares	Approximate percentage of total outstanding Shares (2)	Approximate percentage of voting power	Number of Ordinary Shares	Approximate percentage of total outstanding Shares	Approximate percentage of voting power	Number of Ordinary Shares	Approximate percentage of total outstanding Shares	Approximate percentage of voting power
YA II PN, Ltd. (3)	-	-	-	5,952,380	71.1%	5.5%	-	-	-

(1)	Consists of SEPA Shares issuable to the Selling Shareholder pursuant to Advances under the SEPA. The price at which we may issue and sell shares pursuant to an Advance under the SEPA may be at either (1) 93% of the volume-weighted average VWAP of the Ordinary Shares commencing upon receipt by the Company of written confirmation of receipt of an Advance Notice by the Selling Shareholder and ending on 4:00 p.m. New York Time on the same trading day, or (2) 96% of the lowest daily VWAP of the Ordinary Shares during the three consecutive trading days commencing on the date of such Advance Notice, provided that we are subject to certain caps on the amount of Ordinary Shares that we may sell pursuant to any Advance. See “Standby Equity Purchase Agreement” for more information regarding the SEPA.

(2)	Applicable percentage ownership is based on 2,415,472 Ordinary Shares and 100 Management Shares issued and outstanding as of the date of this prospectus prior to the Offering.

(3)	All investment decisions for YA are made by Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092

PLAN OF DISTRIBUTION

The Selling Shareholder and its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the SEPA Shares covered hereby on any trading market, stock exchange or other trading facility on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling the SEPA Shares:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	privately negotiated transactions;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell the SEPA Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Shareholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Ordinary Shares that it may acquire from us pursuant to the SEPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Shareholder has informed us that each such broker-dealer may receive commissions from the Selling Shareholder for executing such sales for the Selling Shareholder and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the SEPA Shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the SEPA Shares sold by the Selling Shareholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of SEPA Shares sold by the Selling Shareholder may be less than or in excess of customary commissions. Neither we nor the Selling Shareholder can presently estimate the amount of compensation that any agent will receive from any purchasers of SEPA Shares sold by the Selling Shareholder.

We know of no existing arrangements between the Selling Shareholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the SEPA Shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of SEPA Shares offered by this prospectus by the Selling Shareholder, including with respect to any compensation paid or payable by the Selling Shareholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such SEPA Shares by the Selling Shareholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the SEPA Shares covered by this prospectus by the Selling Shareholder.

As consideration for its irrevocable commitment to purchase our Ordinary Shares under the SEPA, we agreed to pay the Selling Shareholder a commitment fee of $200,000 by the earlier of September 16, 2026 or five business days following the effective date of the registration statement of which this prospectus forms part. In addition, we have paid the Selling Shareholder a structuring fee of $35,000 in connection with the structuring of the transactions by the Selling Shareholder under the SEPA.

We also have agreed to indemnify the Selling Shareholder and certain other persons against certain liabilities in connection with the offering of the SEPA Shares offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Shareholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Shareholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Selling Shareholder has represented to us that at no time prior to the date of the SEPA has it or any entity managed or controlled by it engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction that establishes a net short position with respect to our Ordinary Shares. The Selling Shareholder has agreed that, during the term of the SEPA, none of the Selling Shareholder, its officers, its sole member, or any entity managed or controlled by the Selling Shareholder will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Shareholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all of the SEPA Shares registered for resale pursuant to this prospectus have been sold by the Selling Shareholder. We will make copies of this prospectus available to the Selling Shareholder and are informing the Selling Shareholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of the laws of Cayman Islands will be passed upon for us by Conyers Dill & Pearman. We are being represented by Sullivan & Worcester LLP with respect to certain legal matters of U.S. federal securities. We may rely upon K M Lai & Li with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements as of and for the years ended September 30, 2023, 2024 and 2025 incorporated in this prospectus by reference to the Annual Reports on Form 20-F for the years ended September 30, 2024 and 2025 have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of ZH CPA, LLC is 999 18th Street, Suite 3000, Denver, CO, 80202 USA.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this Offering under the federal securities laws of the United States or of any state in the United States.

Conyers Dill & Pearman, our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has informed us that the courts of the Cayman Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the foreign courts against our Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Kai Man Fung	Chairman of the Board	Chinese	United Kingdom
Mr. Wai Yiu Yau	Director and Chief Executive Officer	Chinese	Australia
Mr. Tsz Ngo Yu	Director and Chief Financial Officer	Chinese	Hong Kong
Ms. San Man Leng	Independent Director	United States	Hong Kong
Mr. Ho Chuen Shin	Independent Director	Chinese	Hong Kong
Mr. Kin Fung Tsui	Independent Director	Chinese	Hong Kong

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

Malaysia

Enforcement of a foreign judgment in Malaysia could be effected through either statutory enforcement or the common law rule of enforcement. Under the Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA, judgments given by superior courts of reciprocating countries, as listed in the First Schedule to the REJA are recognized and may be enforced directly or summarily by way of registration of the judgment provided that such judgments satisfy the requirements as specified under the REJA. Foreign judgments obtained in countries other than the countries listed in the First Schedule to REJA, have to be enforced through the common law rule. Although the United States is not a reciprocating country listed in the First Schedule to the REJA, a judgment pronounced in the United States may still be enforced in Malaysia pursuant to Malaysian common law principles provided that such foreign judgments must fulfil certain conditions which includes the following:

(a)	the judgment is for a definite sum, and which is final and conclusive;

(b)	the original court granting the judgment had jurisdiction in the action;

(c)	the judgment was not obtained by fraud;

(d)	the proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)	the enforcement of the judgment would not be contrary to public policy in Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the year ended September 30, 2025 filed with the SEC on February 13, 2026; and

●	Our Reports on Form 6-K filed with the SEC on January 2, 2026, April 30, 2026, May 15, 2026, May 19, 2026, June 18, 2026, July 6, 2026 and July 14, 2026.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Mr. Kai Man Fung
Office 1401, Level 14, 197 St Georges Tce
Perth, WA 6000
Australia

Telephone: +1 (888) 201-1623

You also may access the incorporated reports and other documents referenced above on our website at https://www.globavend.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Globavend Holdings Limited

Up to 5,952,380 Ordinary Shares

PRELIMINARY PROSPECTUS

              , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association empowers us to indemnify our directors and officers against certain liabilities they incur by reason of their being a director or officer of our Company.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

We intend to obtain directors’ and officers’ liability insurance coverage that will cover certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in this issuance of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Globavend Investments Limited	May 22, 2023	13,125,000	$13,125
Square Gate Capital Master Fund, LLC – Series 1	June 4, 2024	306,123	$—

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the Form 20-F filed on February 13, 2026)
4.1	Form of Indemnification Agreement between the registrant and Wai Yiu Yau, Tsz Ngo Yu, San Man Leng and Ho Chuen Shin (incorporated herein by reference to Exhibit 4.1 to the Form 20-F filed on February 13, 2026)
4.2	Form of Indemnification Agreement between the Company and Kai Man Fung and Kin Fung Tsui (incorporated herein by reference to Exhibit 4.2 to the Form 6-K filed on April 30, 2026)
4.3	Employment Agreement between the Company and Mr. Wai Yiu Yau, its director and chief executive officer (incorporated herein by reference to Exhibit 4.2 to the Form 20-F filed on February 13, 2026)
4.4	Employment Agreement between the Company and Mr. Tsz Ngo Yu, its chief financial officer (incorporated herein by reference to Exhibit 4.4 to the Form 20-F filed on February 13, 2026)
4.5	Form of Independent Director Agreement between the Company and its independent directors (incorporated herein by reference to Exhibit 4.3 to the Form 20-F filed on February 13, 2026)
4.6	Form of Director Service Agreement between the Company and Kai Man Fung (incorporated herein by reference to Exhibit 4.1 to the Form 6-K filed on April 30, 2026)
5.1*	Opinion of Conyers Dill & Pearman
8.1*	Opinion of Conyers Dill & Pearman (included in Exhibit 5.1)
10.1	Placement Agency Agreement, dated as of June 25, 2025, by and between the Company and Univest Securities LLC (incorporated herein by reference to Exhibit 10.4 to the Form 20-F filed on February 13, 2026)
10.2	Form of Securities Purchase Agreement, dated as of June 25, 2025, by and between the Company and the parties signatory thereto (incorporated herein by reference to Exhibit 10.3 to the Form 20-F filed on February 13, 2026)
10.3	Placement Agency Agreement, dated as of December 31, 2025, by and between the Company and Univest Securities LLC (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on January 2, 2026)
10.4	Form of Securities Purchase Agreement, dated as of December 31, 2025, by and between the Company and the parties signatory thereto (incorporated herein by reference to Exhibit 10.2 to the Form 6-K filed on January 2, 2026)
10.5	Purchase Agreement, dated as of May 15, 2026, by and between Zenith Green Limited and Risemind Holdings (Cayman) Limited (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on May 15, 2026)
10.6	Standby Equity Purchase Agreement, dated as of June 16, 2026, entered into by and between the Company and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 to the Form 6-K filed on June 18, 2026)
10.7	Globavend Holdings Limited 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8 filed on June 29, 2026)
21.1*	Subsidiaries of the Company
23.1*	Consent of ZH CPA, LLC, an independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in United Kingdom, on July 14, 2026.

Globavend holdings limited

By:	/s/ Kai Man Fung
Name:	Kai Man Fung
Title:	Chairman of the Board

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints Kai Man Fung with full power of substitution and resubstitution and full power to act, as his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kai Man Fung	Chairman of the Board	July 14, 2026
Kai Man Fung

/s/ Wai Yiu Yau	Director and Chief Executive Officer	July 14, 2026
Wai Yiu Yau	(Principal Executive Officer)

/s/ Tsz Ngo Yu	Director and Chief Financial Officer	July 14, 2026
Tsz Ngo Yu	(Principal Accounting and Financial Officer)

/s/ San Man Leng	Independent Director	July 14, 2026
San Man Leng

/s/ Ho Chuen Shin	Independent Director	July 14, 2026
Ho Chuen Shin

/s/ Kin Fung Tsui	Independent Director	July 14, 2026
Kin Fung Tsui

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Globavend Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on July 14, 2026.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.